EMPLOYEE BENEFITS AGREEMENT

                                     BETWEEN

                                   AT&T CORP.

                                       AND

                            LUCENT TECHNOLOGIES INC.





                                   DATED AS OF
                                FEBRUARY 1, 1996
                                       AND
                           AMENDED AND RESTATED AS OF
                                 MARCH 29, 1996





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                           EMPLOYEE BENEFITS AGREEMENT


         This EMPLOYEE BENEFITS AGREEMENT, dated as of February 1, 1996, and amended and restated as of March 29, 1996, is by and between AT&T and Lucent.
Capitalized terms used herein (other than the formal names of AT&T Plans (as defined below) and related trusts of AT&T) and not otherwise defined shall have the respective meanings assigned to them in Article I hereof or as assigned to them in the Separation and Distribution Agreement (as defined below).


         WHEREAS, the Board of Directors of AT&T has determined that it is in the best interests of AT&T and its shareholders to separate AT&T's existing businesses into three independent businesses;

         WHEREAS, in furtherance of the foregoing, AT&T, Lucent and NCR have entered into a Separation and Distribution Agreement, dated as of the date hereof (the "Separation and Distribution Agreement") and certain other agreements that will govern certain matters relating to the Separation, the IPO, the Distribution and the relationship of AT&T, Lucent and NCR and their respective Subsidiaries following the IPO and the Distribution; and

         WHEREAS, pursuant to the Separation and Distribution Agreement, AT&T and Lucent have agreed to enter into this agreement allocating assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs between them.

         NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         For purposes of this Agreement the following terms shall have the following meanings:

         1.1  414(l)(1) AMOUNT is defined in Section 3.2(b)(i)(A).

         1.2  1992 COLLECTIVE BARGAINING AGREEMENT is defined in
Section 5.18.

         1.3 AGREEMENT means this Employee Benefits Agreement, including all the
Schedules and Exhibits hereto.

         1.4  AGGREGATE   LUCENT  STOCK  VALUE  means  the  Lucent  Stock  Value
multiplied by the number of shares of Lucent Common Stock issued and outstanding as of Immediately after the Distribution Date.

         1.5  ASA is defined in Section 8.11.

         1.6 ASA AGREEMENT means the agreement with ASA described in Section
8.11.

         1.7  ASO CONTRACT is defined in Section 5.7(a)(i).

         1.8  ASSIGNED SPLIT DOLLAR POLICIES is defined in Section
6.9.

         1.9 ATTIMCO means the AT&T Investment Management
Corporation, a
Delaware corporation.

         1.10 AT&T DEFERRED SEVERANCE ACCOUNT means an account established on the financial books and records of AT&T or an AT&T Entity to reflect a liability to pay a deferred severance benefit to an AT&T Executive.

         1.11 AT&T ENTITY means any Person that is, at the relevant time, an Affiliate of AT&T, except that, for periods beginning on and after the Participation Commencement Date, the term "AT&T Entity" shall not include Lucent or a Lucent Entity.

         1.12 AT&T EXECUTIVE means an employee or former employee of AT&T, an AT&T Entity, Lucent or a Lucent Entity, who immediately before the Close of the Distribution Date is eligible to participate in or receive a benefit under any AT&T Executive Benefit Plan.

         1.13 AT&T GROUP PENSION TRUST is defined in Section 3.1.

         1.14 AT&T LEAVE OF ABSENCE PROGRAMS means the Local Leave, Disability Leave, Educational Leave of Absence, Accompanying AT&T Employed Spouse-Foreign Assignment Leave, Personal Leave, Union Business Leave, Anticipated Disability Leave, Care of Newborn/Newly Adopted Child Leave, Family Care Leave, Military Leave, Transition Leave, Special Leave, Enhanced Leave, and ELOA Plus Leave Programs offered from time to time under the personnel policies and practices of AT&T.

         1.15 AT&T LTD PLANS means the AT&T Long-Term Disability Plan for Management Employees and the AT&T Long Term Disability Plan for Occupational Employees.

         1.16 AT&T MANAGEMENT SAVINGS GROUP TRUST means the group trust under
IRS Rev. Rul. 81-100 established in connection with the AT&T
LTSPME and the AT&T
RSPSP pursuant to a group trust agreement between AT&T and Fidelity Management
Trust Company.

         1.17 AT&T MPP means the AT&T Management Pension Plan. Unless the context indicates otherwise, AT&T MPP includes disability pensions payable from the AT&T LTD VEBA and death benefits payable under the AT&T Special Accidental Death Insurance Policy.

         1.18 AT&T OCCUPATIONAL SAVINGS GROUP TRUST means the group trust under
IRS Rev. Rul. 81-100 established in connection with the AT&T LTSSP pursuant to a group trust agreement between AT&T and Bankers Trust Company.

         1.19 AT&T PP means the AT&T Pension Plan. Unless the context indicates otherwise, AT&T PP includes disability pensions payable from the AT&T LTD VEBA and death benefits payable under the AT&T Special Accidental Death Insurance Policy.

         1.20 AT&T SADBP means the AT&T Sickness and Accident
Disability Benefit
Plan.

         1.21  AT&T  SPECIAL   EXECUTIVE   DEFERRAL  ACCOUNT  means  an  account
established on the financial books and records of any member of the AT&T Group to reflect a liability to




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pay a special pension enhancement,  hiring bonus or benefit to an
AT&T Executive
pursuant to an Individual Agreement.

         1.22 AT&T STOCK VALUE means the average of the daily high and low per-share prices of the AT&T Common Stock as listed on the NYSE during each of the five trading days immediately preceding the ex-dividend date for the Distribution.

         1.23 AT&T TRANSFERRED EMPLOYEE means an individual who (a) on the Participation Commencement Date, is either actively employed by or on leave of absence from Lucent or a Lucent Entity (including for purposes of this definition any division or business unit of AT&T on the Participation Commencement Date that is part of the Lucent Business), if such individual is part of a work group or organization that, at any time before the Close of the Distribution Date, moves to the employ of AT&T or an AT&T Entity and that, after such move, performs substantially the same functions as before such move; (b) on the Participation Commencement Date, is either actively employed by or on leave of absence from a Subsidiary of AT&T that becomes a Lucent Entity before the Close of the Distribution Date, if such individual, at any time before the Close of the Distribution Date, moves to the employ of AT&T or an AT&T Entity that does not become a Lucent Entity before the Close of the Distribution Date; or
(c) on the Participation Commencement Date, is either actively employed by or on leave of absence from Lucent or a Lucent Entity in a common support function, is at any time before the Close of the Distribution Date designated by AT&T for transfer to AT&T or an AT&T Entity and, at any time after the Participation Commencement Date and before the Close of the Distribution Date, moves to the employ of AT&T or an AT&T Entity. In addition, AT&T and Lucent may designate, by mutual agreement, any other individual or group of individuals as AT&T Transferred Employees.

         1.24 AT&T WCP means the AT&T Workers' Compensation Program, comprised of the various arrangements established by AT&T or an AT&T Entity to comply with the workers' compensation requirements of the states in which AT&T and its Affiliates conduct business.

         1.25  AUDITING PARTY is defined in Section 8.7(b)(i).

         1.26 AWARD means an award under a Long Term  Incentive
Plan or a Short
Term Incentive Plan.

         1.27 BDEC is defined in Section 5.16(a).

         1.28 BDS is defined in Section 5.16(a).

         1.29 CECRA, when immediately preceded by "AT&T," means the AT&T Child/Elder Care Reimbursement Account Plan. When immediately preceded by "Lucent," CECRA means the child/elder care reimbursement account plan to be established by Lucent pursuant to Section 2.3.

         1.30 CHANGE is defined in Section 5.8(b)(i).

         1.31 CLOSE OF THE DISTRIBUTION DATE means 11:59:59 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the Distribution Date.

         1.32 COBRA means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section
4980B  and ERISA
Sections 601 through 608.


         1.33 CODE means the Internal Revenue Code of 1986, as amended, or any successor federal income tax law. Reference to a specific Code provision also includes any proposed, temporary, or final regulation in force under that provision.

         1.34 COLLECTIVE BARGAINING AGREEMENT means the National AT&T/CWA/IBEW Memorandum of Understanding, including all Attachments, National Items and letters included as a part thereof, executed by AT&T and the CWA and IBEW as of May 28, 1995, and such local collective bargaining agreements into which the National AT&T/CWA/IBEW Memorandum of Understanding has been incorporated.

         1.35 CORPORATE-OWNED LIFE INSURANCE means the life insurance policies owned by AT&T insuring the lives of certain AT&T Executives and certain other highly compensated employees of AT&T or an AT&T Entity that were purchased by AT&T between the years 1985 and 1992.

         1.36 COVERED AT&T AWARDS means any AT&T Options or non-vested AT&T performance shares, stock units, restricted stock or restricted stock units held as of the Close of the Distribution Date by Transferred Individuals who as of the Distribution Date are either active employees of or on a leave of absence from Lucent or a Lucent Entity.

         1.37  CWA means the Communication Workers of America,
AFL-CIO.

         1.38 DEFERRAL PLAN, when immediately preceded by "AT&T," means the AT&T Senior Management Incentive Award Deferral Plan. When immediately preceded by "Lucent," Deferral Plan means the senior management incentive award deferral plan to be established by Lucent pursuant to Section 2.3.

         1.39  DOL means the United States Department of Labor.

         1.40 ERISA means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary, or final regulation in force under that provision.

         1.41 ESOP, when immediately preceded by "AT&T," means the AT&T Employee Stock Ownership Plan. When immediately preceded by "Lucent," ESOP means the employee stock ownership plan to be established by Lucent pursuant to Section 2.3.

         1.42 ESOP TRUST, when immediately preceded by "AT&T," means the trust established by AT&T forming part of the AT&T ESOP. When immediately preceded by "Lucent," ESOP Trust has the meaning set forth in Section 4.3(a).


         1.43 EXECUTIVE BENEFIT PLANS, when immediately preceded by "AT&T," means the executive benefit and nonqualified plans, programs, and arrangements established, maintained, agreed upon, or assumed by AT&T or an AT&T Entity for the benefit of employees and former employees of AT&T or an AT&T Entity before the Close of the Distribution Date, including the plans listed in Schedule 1, but excluding the Senior Management Ground Transportation Program. When immediately preceded by "Lucent," Executive

Benefit Plans means the executive benefit plans and programs to be established by Lucent pursuant to Section 2.3 that correspond to the respective AT&T Executive Benefit Plans.


         1.44  EXISTING ACQUISITION LOAN is defined in Section
4.2(c)(ii).

         1.45  FMLA means the Family and Medical Leave Act of
1993, as amended.

         1.46 FOREIGN PLAN means a Plan maintained by AT&T, an AT&T Entity, Lucent, or a Lucent Entity for the benefit of employees outside the U.S.

         1.47  FUNDING POLICY AMOUNT is defined in Section
3.2(b)(i)(A).

         1.48 GROSS VALUE OF THE ASSUMED STOCK AWARDS means the sum of (a) the Lucent Stock Value multiplied by the number of shares of Lucent Common Stock that Immediately after the Distribution Date would be issuable in respect of then outstanding Covered AT&T Awards, assuming all then outstanding Covered AT&T Awards were converted into replacement Awards as of such time in accordance with the terms of Section 6.4(a), plus (b) the aggregate amount paid to AT&T by Lucent on or after the Closing Date and prior to the Close of the Distribution Date pursuant to Section 8.2(f)(i) and (iii), plus (c) the aggregate of the exercise prices paid to AT&T on or after the Closing Date and prior to the Close of the Distribution Date in respect of the exercise of all AT&T Options that constitute Covered AT&T Awards and for which payments are made by Lucent to AT&T pursuant to Section 8.2(f)(i) as a result of such exercise.

         1.49  GROUP INSURANCE POLICIES is defined in Section
5.7(b)(i).

         1.50 GROUP LIFE PROGRAM, when immediately preceded by "AT&T," means the AT&T Dependent Accidental Loss Insurance Plan, the AT&T Dependent Group Life Insurance Plan, the AT&T Group Life Insurance Plan, the AT&T Supplementary Accidental Loss Insurance Plan and the AT&T Supplementary Life Insurance Plan. When immediately preceded by "Lucent," Group Life Program means the life insurance plans and programs to be established by Lucent pursuant to Section 2.3 that correspond to the respective AT&T Group Life Programs.

         1.51  HCFA means the Health Care Financing Administration.

         1.52 HCRA PLAN, when immediately preceded by "AT&T," means the AT&T Health Care Reimbursement Account Plan. When immediately preceded by "Lucent," HCRA Plan means the Health Care Reimbursement Account Plan to be established by Lucent pursuant to Section 2.3.

         1.53 HEALTH AND WELFARE PLANS, when immediately preceded by "AT&T," means the health and welfare plans listed on Schedule II established and maintained by AT&T for the benefit of employees and retirees of AT&T and certain AT&T Entities, and such other welfare plans or programs as may apply to such employees and retirees as of the Distribution Date. When immediately preceded by "Lucent," Health and Welfare Plans means the health and welfare plans to be established by Lucent pursuant to Section 2.3 that correspond to the respective AT&T Health and Welfare Plans.

         1.54 HEALTH PLANS, when immediately preceded by "AT&T," means the AT&T Dental Expense Plan for Active Employees, the AT&T Dental Expense Plan for Retired Employees, the AT&T Medical Plans, the AT&T HCRA
Plan and the AT&T
Vision Care

Plan. When immediately preceded by "Lucent," Health Plans means the health plans to be established by Lucent pursuant to Section 2.3 that correspond to the respective AT&T Health Plans.

         1.55 HEALTH PLANS BENEFIT TRUST, when immediately preceded by "AT&T," means the American Telephone and Telegraph Company Health Plans
Benefit Trust.
When immediately preceded by "Lucent," Health Plans Benefit Trust means the trust to be established by Lucent pursuant to Section 5.1 that corresponds to the AT&T Health Plans Benefit Trust.

         1.56 HEALTH TRUSTS, when immediately preceded by "AT&T," means the AT&T Health Plans Benefit Trust, the AT&T Management VEBA, and the AT&T Union VEBA. When immediately preceded by "Lucent," Health Trusts means the trusts to be established by Lucent pursuant to Section 5.1 that correspond to the respective AT&T Health Trusts.

         1.57 HMO means a health maintenance organization that provides benefits under the AT&T Medical Plans or the Lucent Medical Plans.

         1.58  HMO AGREEMENTS is defined in Section 5.7(c)(i).

         1.59  HPSS is defined in Section 5.21(c)(v).

         1.60 HWLI COMMITTEE means the Health, Welfare and Life Insurance Committee established pursuant to Section 5.9.

         1.61  IBEW means the International Brotherhood of
Electrical Workers.

         1.62 IMMEDIATELY AFTER THE DISTRIBUTION DATE means 12:00 A.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the day after the Distribution Date.

         1.63  INITIAL ALLOCATION AMOUNT is defined in Section
3.2(b)(i)(A).

         1.64 INDIVIDUAL AGREEMENT means an individual contract or agreement (whether written or unwritten) entered into between AT&T, an AT&T Entity, Lucent or a Lucent Entity and an AT&T Executive that establishes the right of such individual to special executive compensation or benefits, including a supplemental pension benefit, hiring bonus, loan, guaranteed payment, special allowance, tax equalization or disability benefit, or share units granted (and payable in the form of cash or otherwise) under individual phantom share agreements, or that provides benefits similar to those identified in Schedule I.

         1.65  IRS means the Internal Revenue Service.

         1.66  LEGALLY PERMISSIBLE is defined in Section
5.15(a)(iv).

         1.67  LEGALLY PERMITTED is defined in Section B.4 of
Exhibit B.

         1.68 LESOP, when immediately preceded by "AT&T," means the portion of the AT&T LTSSP that is a leveraged employee stock ownership plan. When immediately preceded by "Lucent," LESOP means the portion of the Lucent LTSSP that is a leveraged employee stock ownership plan.





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         1.69 LESOP TRUST, when immediately  preceded by "AT&T," means the trust established by AT&T under Article 20 of the AT&T LTSSP. When immediately preceded by "Lucent," LESOP Trust has the meaning set forth in Section 4.2(c)(i).

         1.70 LONG TERM INCENTIVE PLAN, when immediately preceded by "AT&T," means any of the AT&T 1984 Stock Option Plan, the AT&T 1987 Long Term Incentive Program, and such other stock-based incentive plans assumed by AT&T by reason of merger, acquisition, or otherwise, including incentive plans of NCR, Teradata Corporation, AT&T Wireless Services, Inc. (formerly McCaw Cellular Communications, Inc.), and Lin Broadcasting Corporation. When immediately preceded by "Lucent," Long Term Incentive Plan means the long term incentive plan to be established by Lucent pursuant to Section 2.3.

         1.71 LTD VEBA, when immediately preceded by "AT&T," means the American Telephone & Telegraph Company Long-Term Disability Plans Benefit Trust. When immediately preceded by "Lucent," LTD VEBA means the welfare benefit fund to be established by Lucent pursuant to Section 5.1 that corresponds to the AT&T LTD VEBA.

         1.72 LTSPME, when immediately preceded by "AT&T," means the AT&T Long Term Savings Plan for Management Employees. When immediately preceded by "Lucent," LTSPME means the management savings plan to be established by Lucent pursuant to Section 2.3 that corresponds to the AT&T LTSPME.

         1.73 LTSSP, when immediately preceded by "AT&T," means the AT&T Long
Term Savings and Security Plan.  When  immediately  preceded by
"Lucent,"  LTSSP
means the  occupational  savings plan to be  established  by Lucent  pursuant to
Section 2.3 that corresponds to the AT&T LTSSP.

         1.74  LUCENT ACQUISITION LOAN is defined in Section
4.2(c)(ii).

         1.75  LUCENT ADMINISTRATIVE EMPLOYEES is defined in
Section 8.1(c).

         1.76 LUCENT ENTITY means any Person that is, at the relevant time, a Subsidiary of Lucent or is otherwise controlled, directly or indirectly, by Lucent.

         1.77 LUCENT INDIVIDUAL means any individual who (a) on the Participation Commencement Date, is either actively employed by or on leave of absence from Lucent or a Lucent Entity (including for purposes of this definition any division or business unit of AT&T or an AT&T Entity on the Participation Commencement Date that is part of the Lucent Business), other than any AT&T Transferred Employee; (b) on the Participation Commencement Date, is either actively employed by or on leave of absence from AT&T or an AT&T Entity as part of a work group or organization that, at any time after the Participation Commencement Date and before the Close of the Distribution Date, moves to the employ of Lucent or a Lucent Entity from the employ of AT&T or an AT&T Entity and that, after such move, performs substantially the same functions as before such move; (c) on the Participation Commencement Date, is either actively employed by or on leave of absence from AT&T or an AT&T Entity in a common support function, is at any time before the Close of the Distribution Date designated by AT&T for transfer to Lucent or a Lucent Entity and, at any time after the Participation Commencement Date and before the Close of the Distribution Date, moves to the employ of Lucent or a Lucent Entity from the employ of AT&T or an AT&T Entity; (d) on the Participation Commencement Date, is either actively employed by or on leave of absence from a Subsidiary of AT&T that becomes a Lucent Entity before the Close of the Distribution Date, other than any AT&T

Transferred Employee; (e) at any time after the Participation Commencement Date and before the Close of the Distribution Date both (i) is declared to be surplus by AT&T or an AT&T Entity and (ii) applies for, obtains and accepts employment with Lucent or a Lucent Entity; or (f) is a Lucent Administrative Employee. In addition, AT&T and Lucent may designate, by mutual agreement, any other individual or group of individuals as Lucent Individuals.

         1.78 LUCENT STOCK VALUE means the average of the daily high and low per-share prices of the Lucent Common Stock as listed on the NYSE during each of the five trading days immediately preceding the ex-dividend date for the Distribution.

         1.79  LUCENT WCP CLAIMS is defined in Section 5.15(a)(i).

         1.80 MANAGEMENT EMPLOYEE means any individual who is an "Employee" as defined under the terms of the AT&T MPP or the Pension Plan to be established by Lucent pursuant to Section 2.3 that corresponds to the AT&T MPP.

         1.81 MANAGEMENT TRANSITION PERIOD means the period beginning Immediately after the Distribution Date and ending on the earlier of December 31, 1997 and the end of the third calendar month that ends after the Distribution Date.

         1.82 MANAGEMENT VEBA, when immediately preceded by "AT&T," means The American Telephone and Telegraph Company Management and Nonrepresented Employees Postretirement Health Benefits Trust. When immediately preceded by "Lucent," Management VEBA means the welfare benefit fund to be established by Lucent pursuant to Section 5.1 that corresponds to the AT&T Management VEBA.

         1.83 MATERIAL FEATURE means any feature of a Plan that could reasonably be expected to be of material importance to the sponsoring employer or the participants and beneficiaries of the Plan, which could include, depending on the type and purpose of the particular Plan, the class or classes of employees eligible to participate in such Plan, the nature, type, form, source, and level of benefits provided by the employer under such Plan and the amount or level of contributions, if any, required to be made by participants (or their dependents or beneficiaries) to such Plan.

         1.84 MEDICAL PLANS, when immediately preceded by "AT&T," means the AT&T Medical Expense Plan for Management Employees, the AT&T Medical Expense Plan for Occupational Employees and the AT&T Medical Expense Plan for
Retired Employees.
When immediately preceded by "Lucent," Medical Plans means the medical plans to be established by Lucent pursuant to Section 2.3 that correspond to the respective AT&T Medical Plans.

         1.85 MPA means the Mandatory Portability Agreement established as of
January 1, 1985 among AT&T, American Information Technologies
Corporation,  Bell
Atlantic Corporation, Bell Communications Research, Inc.,
BellSouth Corporation,
Cincinnati Bell Telephone Company, NYNEX Corporation, Pacific Telesis Group, Inc., The Southern New England Telephone Company, Southwestern Bell Corporation and US WEST, Inc. that provides, in accordance with Section 559 of the Tax Reform Act of 1984, for the mutual recognition of service credit and the transfer of benefit obligations for specified employees who terminate employment with one "Interchange Company" as defined under such agreement and subsequently commence employment with another such Interchange Company.

         1.86 NON-EMPLOYEE DIRECTOR, when immediately preceded by "AT&T," means a member of AT&T's Board of Directors who is not an employee of AT&T, an AT&T Entity, Lucent, or a Lucent Entity. When immediately preceded by "Lucent," Non-Employee Director means a member of Lucent's Board of Directors who is not an employee of AT&T, an AT&T Entity, Lucent or a Lucent Entity.

         1.87 NON-EMPLOYEE DIRECTOR PLANS, when immediately preceded by "AT&T," means the AT&T Deferred Compensation Plan for Non-Employee Directors, the AT&T Directors' Individual Life Insurance Program and the AT&T Pension Plan for Non-Employee Directors. When immediately preceded by "Lucent," Non-Employee Director Plans means the plans and programs to be established by Lucent pursuant to Section 2.3 that correspond to the AT&T Non-Employee Director Plans.

         1.88  NON-PARTIES is defined in Section 8.7(b)(ii).

         1.89 OCCUPATIONAL EMPLOYEE means any individual who is an "Employee" as defined under the terms of the AT&T PP or the Pension Plan to be established by Lucent pursuant to Section 2.3 that corresponds to the AT&T PP.

         1.90 OCCUPATIONAL TRANSITION PERIOD means the period beginning Immediately after the Distribution Date and ending on May 30, 1998, the scheduled expiration date of the Collective Bargaining Agreement as in effect on the date hereof.

         1.91 OPTION, when immediately preceded by "AT&T," means an option to purchase AT&T Common Stock. When immediately preceded by "Lucent," Option means an option to purchase Lucent Common Stock, in each case pursuant to a Long Term Incentive Plan.

         1.92 OUTSOURCE is defined in Sections 5.10(b) and 5.15(a)(iii) for purposes of such respective sections.

         1.93 PARTICIPATING COMPANY means (a) AT&T, (b) any Person that AT&T has approved for participation in, and which is participating in, a Plan sponsored by AT&T, and (c) any Person (other than an individual) which, by the terms of such a Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

         1.94  PARTICIPATION COMMENCEMENT DATE means February 1,
1996.

         1.95  PBGC means the Pension Benefit Guaranty Corporation.

         1.96 PENSION PLANS, when immediately preceded by "AT&T," means the AT&T MPP and the AT&T PP. When immediately preceded by "Lucent," Pension Plans means the respective management and occupational pension plans to be established by Lucent pursuant to Section 2.3 that correspond to the AT&T Pension Plans.

         1.97 PLAN, when immediately preceded by "AT&T" or "Lucent," means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle providing benefits to employees, former employees or Non-Employee Directors of AT&T or an AT&T Entity, or Lucent or a Lucent Entity, as applicable.

         1.98 QDRO means a domestic  relations  order which qualifies under Code
Section 414(p) and ERISA Section 206(d) and which creates or recognizes an alternate payee's right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under any of the AT&T Pension Plans, the AT&T Savings Plans, or the AT&T ESOP.

         1.99 QMCSO means a medical child support order which qualifies under ERISA Section 609(a) and which creates or recognizes the existence of an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under an AT&T Health Plan.

         1.100 RABBI TRUST, when immediately preceded by "AT&T," means the American Telephone and Telegraph Company Benefits Protection Trust. When immediately preceded by "Lucent," Rabbi Trust means the grantor trust to be established by Lucent pursuant to Section 6.8(a) that corresponds to the AT&T Rabbi Trust.

         1.101  RABBI TRUST DETERMINATION DATE is defined in
Section 6.8(b)(i).

         1.102 RATIO means the amount obtained by dividing the AT&T Stock Value by the Lucent Stock Value.

         1.103  RFA means Retirement Funding Account.

         1.104 RSPSP, when immediately preceded by "AT&T," means the AT&T Retirement Savings and Profit Sharing Plan. When immediately preceded by "Lucent," RSPSP means the savings plan to be established by Lucent pursuant to
Section 2.3 that corresponds to the AT&T RSPSP.

         1.105 SAVINGS PLANS, when immediately preceded by "AT&T," means the AT&T LTSPME, the AT&T LTSSP and the AT&T RSPSP. When immediately preceded by "Lucent," Savings Plans means the Lucent LTSPME, the Lucent LTSSP and the Lucent RSPSP.

         1.106 SEPARATION AND DISTRIBUTION AGREEMENT is defined in the third paragraph of the preamble of this Agreement.

         1.107 SHORT TERM INCENTIVE PLAN, when immediately preceded by "AT&T," means the AT&T Short Term Incentive Plan. When immediately preceded by "Lucent," Short Term Incentive Plan means the AT&T Short Term Incentive Plan to be established by Lucent pursuant to Section 2.3.

         1.108 SPLIT DOLLAR LIFE INSURANCE means the life insurance policies purchased by AT&T on behalf of certain AT&T Executives and AT&T Non-Employee Directors under (a) the AT&T Senior Management Individual Life Insurance Program, (b) the AT&T Senior Management Basic Life Insurance Program and (c) the AT&T Directors' Individual Life Insurance Program, with respect to which such AT&T Executives or AT&T Non-Employee Directors (or their assignees or delegates), respectively, have executed collateral assignments for the benefit of AT&T.

         1.109  SPREAD is defined in Section 8.2(f).

         1.110 STOCK PURCHASE PLAN, when immediately preceded by "AT&T," means the AT&T 1996 Employee Stock Purchase Plan. When immediately preceded by
"Lucent,"

Stock Purchase Plan means the employee stock purchase plan to be established by Lucent pursuant to Section 2.3.


         1.111 TRANSFERRED INDIVIDUAL means any individual who, as of the Close of the Distribution Date: (a) is either then actively employed by, or then on a leave of absence from, Lucent or a Lucent Entity; or (b) is neither then actively employed by, nor then on a leave of absence from, Lucent or a Lucent Entity, but who (i) was a Lucent Individual, or (ii) whose most recent active employment with AT&T or a past or present Affiliate of AT&T was with an entity or a corporate division having a "Company Code," "Managed Entity Code" or "Legal Entity Code" set forth in Schedule V, to the extent such information is available, and who has not had an intervening period of employment covered by an interchange agreement under which assets and liabilities with respect to the individual were or are to be transferred from an AT&T Pension Plan, or (iii) otherwise is identified pursuant to a methodology approved by the Lucent Senior Vice President-Human Resources and the AT&T Senior Vice President-Benefits and Compensation, which methodology shall be consistent with the intent of the parties that former employees of AT&T or a past or present Affiliate of AT&T will be aligned with the entity for which they most recently worked and based upon the business of such entity. Transferred Individuals shall also include the Lucent Administrative Employees and the individuals designated as such pursuant to Section 9.2. An alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary or covered dependent, in each case, of an employee or former employee described in either of the preceding two sentences shall also be a Transferred Individual with respect to that employee's or former employee's benefit under the applicable Plans. Such an alternate payee, alternate recipient, beneficiary, or covered dependent shall not otherwise be considered a Transferred Individual with respect to his or her own benefits under any applicable Plans unless he or she is a Transferred Individual by virtue of either of the first two sentences of this definition. In addition, AT&T and Lucent may designate, by mutual agreement, any other individuals, or group of individuals, as Transferred Individuals. An individual may be a Transferred Individual pursuant to this definition regardless of whether such individual is or was a Lucent Individual and regardless of whether such individual is, as of the Distribution Date, alive, actively employed, on a temporary leave of absence from active employment, on layoff, terminated from employment, retired or on any other type of employment or post-employment status relative to an AT&T Plan, and regardless of whether, as of the Close of the Distribution Date, such individual is then receiving any benefits from an AT&T Plan. Notwithstanding the foregoing, if the Distribution does not occur on or before December 31, 1997, references in this definition to the Close of the Distribution Date shall be deemed to refer to the close of business on the earlier of the date AT&T publicly announces that the Distribution will not occur and December 31, 1997.


         1.112  TRANSITION INDIVIDUAL means any individual who:

                  (a) is a Transferred Individual who during the applicable Transition Period becomes an employee of AT&T or an AT&T Entity without an intervening period of employment covered by an interchange agreement under which assets and liabilities with respect to the individual were or are to be transferred from an AT&T Pension Plan; or

                  (b) is an employee or former employee of AT&T or an AT&T Entity as of the Distribution Date (but is not a Transferred Individual) who during the applicable Transition Period becomes an employee of Lucent or a Lucent Entity without an intervening period of employment covered by an interchange agreement under which assets and liabilities with respect to the individual were or are to be transferred from an AT&T Pension Plan; or

                  (c) is an individual described in clause (a) or (b) of this definition whose employer changes during the applicable Transition Period either
(i) from AT&T or an AT&T Entity to Lucent or a Lucent Entity, or (ii) from Lucent or a Lucent Entity to AT&T or an AT&T Entity without an intervening period of employment covered by an interchange agreement under which assets and liabilities with respect to the individual were or are to be transferred from an AT&T Pension Plan.

For these purposes, the applicable Transition Period is determined by the positions (Management Employee or Occupational Employee) from which and into which the individual is hired as more fully set forth in Sections 2.5(b) and 2.5(c). An alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary or covered dependent, in each case, of an individual described in clause (a), (b), or (c) of this definition shall also be a Transition Individual with respect to that individual's benefit under the applicable Plans. Such an alternate payee, alternate recipient, beneficiary, and covered dependent shall not otherwise be considered a Transition Individual with respect to his or her own benefits under any applicable Plans unless he or she is a Transition Individual by virtue of clause (a), (b), or (c) of this definition.

         1.113 TRANSITION  PERIOD means the Management  Transition
Period or the
Occupational Transition Period, as applicable.

         1.114 TRUST-OWNED LIFE INSURANCE (VEBA) means the group life insurance policies purchased from The Prudential Insurance Company of America by the trustee of the AT&T Management VEBA.

         1.115 UNFUNDED COST SHARING AGREEMENTS means the 1983 Force Adjustment Cost Reimbursement and Indemnification Agreement established as of January 1, 1984 among AT&T, American Information Technologies Corporation, Bell Atlantic Corporation, BellSouth Corporation, NYNEX Corporation, Pacific Telesis Group, Inc., Southwestern Bell Corporation, and US WEST, Inc., which provides for reimbursement by AT&T and certain AT&T Entities to the other parties of certain expenses for medical and dental benefits and certain post-retirement pension increases for employees designated for reassignment from the other parties to AT&T on or about January 1, 1984, and the Unfunded Post-Retirement Benefits Cost Sharing Agreement established as of January 1, 1984 among AT&T, Advanced Mobile Phone Service, Inc., American Information Technologies Corporation, Bell Atlantic Corporation, BellSouth Corporation, Central Services Organization, NYNEX Corporation, Pacific Telesis Group, Inc., Southwestern Bell Corporation, and US WEST, Inc., which provides for the allocation of expenses relating to post-retirement medical, dental, specified disability and future contingent pension increases with respect to Bell System employees who retired before January 1, 1984 or who otherwise left the service of a Bell System Company before that date with eligibility to continue any such benefits on or after January 1, 1984.

         1.116 UNION VEBA, when immediately preceded by "AT&T," means the American Telephone and Telegraph Company Represented Employees Post-Retirement Health Benefits Trust. When immediately preceded by "Lucent," Union VEBA means the welfare benefit fund to be established by Lucent pursuant to Section 5.1 that corresponds to the AT&T Union VEBA.

         1.117 U.S. means the 50 United States and the District of
Columbia.

         1.118 VALUE is defined in Section 8.2(f).

         1.119 VEBA, when immediately preceded by "AT&T," means any voluntary employees' beneficiary association trust sponsored by AT&T. When immediately preceded by "Lucent," VEBA means any voluntary employees' beneficiary association trust sponsored by Lucent.

         1.120    VEBA PLANS is defined in Section 5.3.

                                   ARTICLE II
                               GENERAL PRINCIPLES

         2.1  ASSUMPTION OF LIABILITIES.

                  (a) LUCENT LIABILITIES. Lucent hereby assumes and agrees to pay, perform, fulfill and discharge, in accordance with their respective terms, all of the following (regardless of when or where such Liabilities arose or arise or were or are incurred): (i) all Liabilities to or relating to Lucent Individuals and Transferred Individuals, and their respective dependents and beneficiaries, in each case relating to, arising out of or resulting from employment by AT&T or an AT&T Entity before becoming Lucent Individuals or Transferred Individuals, respectively (including Liabilities under AT&T Plans and Lucent Plans); (ii) all other Liabilities to or relating to Lucent Individuals, Transferred Individuals and other employees or former employees of Lucent or a Lucent Entity, and their dependents and beneficiaries, to the extent relating to, arising out of or resulting from future, present or former employment with Lucent or a Lucent Entity (including Liabilities under AT&T Plans and Lucent Plans); (iii) all Liabilities relating to, arising out of or resulting from any other actual or alleged employment relationship with Lucent or a Lucent Entity; (iv) all Liabilities relating to, arising out of or resulting from the imposition of withdrawal liability under Subtitle E of Title IV of ERISA as a result of a complete or partial withdrawal of AT&T Network Construction Services, Inc. from a "multiemployer plan" within the meaning of ERISA Section 4021, except to the extent that such withdrawal liability is imposed solely as a result of the Separation, the IPO, or the Distribution; and
(v) all other Liabilities relating to, arising out of or resulting from obligations, liabilities and responsibilities expressly assumed or retained by Lucent, a Lucent Entity, or a Lucent Plan pursuant to this Agreement. Notwithstanding the foregoing, Lucent shall not, by virtue of any provision of this Agreement or the Separation and Distribution Agreement, be deemed to have assumed any Excluded Liability or to have agreed to alter or amend any provision of Article VI of the Separation and Distribution Agreement.

                  (b) EXCLUDED LIABILITIES. All Liabilities to or relating to AT&T Transferred Employees and their respective dependents and beneficiaries relating to, arising out of or resulting from employment by Lucent or a Lucent Entity before becoming AT&T Transferred Employees or employment by AT&T or an AT&T Entity (including Liabilities under AT&T Plans) shall be "Excluded Liabilities" within the meaning of the Separation and Distribution Agreement.

         2.2 LUCENT PARTICIPATION IN AT&T PLANS.

                  (a) PARTICIPATION IN AT&T PENSION, SAVINGS, HEALTH AND WELFARE AND EXECUTIVE BENEFIT PLANS. Effective as of the Participation Commencement Date and subject to the terms and conditions of this Agreement, Lucent shall become a Participating Company in the AT&T Plans in effect as of the Participation Commencement Date. Each Lucent Entity that is, as of the date of this Agreement, a Participating Company in any of the AT&T Plans shall continue as such. Effective as of any date on or after the Participation Commencement Date and before the Distribution Date, a Lucent Entity not described in the preceding sentence may, at its request and with the consent of AT&T (which shall not be unreasonably withheld), become a Participating Company in any or all of the AT&T Plans. Without Lucent consent, neither Lucent nor any Lucent Entity shall become a Participating Company in an AT&T Plan established after the Participation Commencement Date.

                  (b) PARTICIPATION IN AT&T STOCK PURCHASE PLAN. If the AT&T Stock Purchase Plan is approved by the shareholders of AT&T at the 1996 annual meeting, then (i) effective as of July 1, 1996, Lucent shall become a Participating Company in the AT&T Stock Purchase Plan; and (ii) effective as of July 1, 1996, any Lucent Entity may (at the discretion of AT&T in accordance with the terms of the AT&T Stock Purchase Plan) become a Participating Company in the AT&T Stock Purchase Plan.

                  (c) AT&T'S GENERAL OBLIGATIONS AS PLAN SPONSOR. AT&T shall continue through the Close of the Distribution Date to administer, or cause to be administered, in accordance with their terms and applicable law, the AT&T Plans, and shall have the sole discretion and authority to interpret the AT&T Plans as set forth therein. Before the Close of the Distribution Date, AT&T shall not, without first consulting with Lucent (on behalf of itself and each Lucent Entity which is a Participating Company), amend any Material Feature of any AT&T Plan in which Lucent or a Lucent Entity is a Participating Company, except to the extent such amendment would not affect any benefits of Lucent Individuals or Transferred Individuals under such Plan or as may be necessary or appropriate to comply with any collective bargaining agreement or applicable law.

                  (d) LUCENT'S  GENERAL  OBLIGATIONS AS
PARTICIPATING  COMPANY.
Lucent shall perform with respect to its  participation  in the
AT&T Plans,  and
shall cause each other Lucent Entity that is a Participating
Company in any AT&T
Plan to perform, the duties of a Participating Company as set forth in such Plans or any procedures adopted pursuant thereto, including: (i) assisting in the administration of claims, to the extent requested by the claims administrator of the applicable AT&T Plan; (ii) cooperating fully with AT&T Plan auditors, benefit personnel and benefit vendors; (iii) preserving the confidentiality of all financial arrangements AT&T has or may have with any vendors, claims administrators, trustees or any other entity or individual with whom AT&T has entered into an agreement relating to the AT&T Plans; and (iv) preserving the confidentiality of participant health information (including health information in relation to FMLA leaves).

                  (e) TERMINATION OF PARTICIPATING COMPANY STATUS. Effective as of the Close of the Distribution Date, Lucent and each Lucent Entity shall cease to be a Participating Company in the AT&T Plans, except that Lucent and each Lucent Entity shall cease to be a Participating Company in the AT&T Rabbi Trust as of the Rabbi Trust Determination Date.

         2.3  ESTABLISHMENT  OF LUCENT PLANS.  Effective  Immediately  after the
Distribution Date, Lucent shall adopt, or cause to be adopted, the Lucent Pension Plans, the Lucent Savings Plans, the Lucent ESOP, the Lucent Stock Purchase Plan (if the AT&T Stock Purchase Plan is then in existence), the Lucent Health and Welfare Plans, and the Lucent Executive Benefit Plans for the benefit of the Transferred Individuals and other current, future, and former employees of Lucent and the Lucent Entities. Except for the Lucent Long Term Incentive Plan and the Lucent Stock Purchase Plan, the foregoing Lucent Plans as in effect Immediately after the Distribution Date shall be substantially identical in all

Material Features to the corresponding AT&T Plans as in effect as of the Close of the Distribution Date. The Lucent Long Term Incentive Plan and the Lucent Stock Purchase Plan shall be adopted by Lucent and approved by AT&T as sole shareholder of Lucent, before the Closing Date, to become effective Immediately after the Distribution Date. Effective as of the Closing Date, Lucent shall adopt, or cause to be adopted, the Lucent Non-Employee Director Plans, for the benefit of Lucent Non-Employee Directors who were, immediately before the Closing Date, AT&T Non-Employee Directors. The Lucent Non-Employee Director Plans shall be substantially identical in all Material Features to the corresponding AT&T Non-Employee Director Plans as in effect on the Closing Date, except that they need not provide for the accrual of additional benefits after the Closing Date. In addition, before the Closing Date, Lucent may adopt, and in that event AT&T shall approve as sole shareholder of Lucent, a plan or other arrangement for the payment of compensation of the Lucent Non-Employee Directors in Lucent Common Stock, under which the number of shares permitted to be issued before the Close of the Distribution Date shall not exceed 10,000 in the aggregate.

         2.4 TERMS OF PARTICIPATION  BY TRANSFERRED  INDIVIDUALS
IN LUCENT PLANS
AND LUCENT NON-EMPLOYEE DIRECTORS IN LUCENT NON-EMPLOYEE DIRECTOR
PLANS.

                  (a) LUCENT PLANS. The Lucent Plans shall be, with respect to Transferred Individuals, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding AT&T Plans. AT&T and Lucent shall agree on methods and procedures, including amending the respective Plan documents, to prevent Transferred Individuals from receiving duplicative benefits from the AT&T Plans and the Lucent Plans. Lucent shall not permit any Lucent Plan to commence benefit payments to any Transferred Individual until it receives notice from AT&T regarding the date on which payments under the corresponding AT&T Plan shall cease. With respect to Transferred Individuals, each Lucent Plan shall provide that all service, all compensation and all other benefit-affecting determinations that, as of the Close of the Distribution Date, were recognized under the corresponding AT&T Plan shall, as of Immediately after the Distribution Date, receive full recognition, credit, and validity and be taken into account under such Lucent Plan to the same extent as if such items occurred under such Lucent Plan, except to the extent that duplication of benefits would result. The provisions of this Agreement for the transfer of assets from certain trusts relating to AT&T Plans (including Foreign Plans) to the corresponding trusts relating to Lucent Plans (including Foreign Plans) are based upon the understanding of the parties that each such Lucent Plan will assume all Liabilities of the corresponding AT&T Plan to or relating to Transferred Individuals, as provided for herein. If any such Liabilities are not effectively assumed by the appropriate Lucent Plan, then the amount of assets transferred to the trust relating to such Lucent Plan from the trust relating to the corresponding AT&T Plan shall be recomputed, ab initio, as set forth below but taking into account the retention of such Liabilities by such AT&T Plan, and assets shall be transferred by the trust relating to such Lucent Plan to the trust relating to such AT&T Plan so as to place each such trust in the position it would have been in, had the initial asset transfer been made in accordance with such recomputed amount of assets.

                  (b)   LUCENT   NON-EMPLOYEE   DIRECTOR   PLANS.   The   Lucent
Non-Employee Director Plans shall be, with respect to the Lucent Non-Employee Directors who participated in the corresponding AT&T Non-Employee Director Plans, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by such AT&T Plans.

         2.5 TRANSITION INDIVIDUALS. Portability of benefits
(without
duplication thereof) for Transition Individuals shall be set forth in the separate agreements provided for below.

                  (a) MANDATORY PORTABILITY AGREEMENT. Effective as of the Participation Commencement Date, AT&T shall designate Lucent as, and Lucent shall become, an Interchange Company under the MPA, with all the applicable rights and obligations of such an Interchange Company. Each Lucent Entity that is an Interchange Company as of the date of this Agreement shall continue as such. Effective as of any date on or after the Participation Commencement Date, any other Lucent Entity that becomes a Participating Company in the AT&T Pension Plans pursuant to Section 2.2 may, at its request and with the consent of AT&T (which shall not be unreasonably withheld), become an Interchange Company. Effective Immediately after the Distribution Date, the Lucent Pension Plans shall be "Interchange Company Pension Plans" under, and subject to the terms of, the MPA. AT&T shall use its reasonable best efforts to seek an amendment of the MPA to allow Lucent to become a "Tier II Signatory Company" under the MPA with the same rights and obligations as have been granted to AirTouch International, Inc. as a Tier II Signatory Company. Lucent shall take any and all action, including any action reasonably requested by AT&T, to become a Tier II Signatory Company under the MPA. During the applicable Transition Periods, neither AT&T nor Lucent shall permit any Transition Individual covered by the Interchange Agreements described above to waive portability under the MPA with respect to movement as a Transition Individual.

                  (b) MANAGEMENT INTERCHANGE AGREEMENT. On or before the Closing Date, AT&T and Lucent shall enter into an Interchange Agreement providing for (among other things) the portability of benefits and mutual recognition of service during the Management Transition Period with respect to Transition Individuals who terminate employment with AT&T or an AT&T Entity and who become Management Employees (or employees covered by an alternate benefit program) of Lucent or a Lucent Entity and Transition Individuals who terminate employment with Lucent or a Lucent Entity and who become Management Employees (or employees covered by an alternate benefit program) of AT&T or an AT&T Entity after the Distribution Date, as more fully described in Section 2.5(d).

                  (c) OCCUPATIONAL INTERCHANGE AGREEMENT. On or before the Closing Date, AT&T and Lucent shall enter into an Interchange Agreement providing for the portability of benefits and mutual recognition of service during the Occupational Transition Period with respect to Transition Individuals who cease employment with AT&T or an AT&T Entity and who become Occupational Employees of Lucent or a Lucent Entity and Transition Individuals who cease employment with Lucent or a Lucent Entity and who become Occupational Employees of AT&T or an AT&T Entity after the Distribution Date, as more fully described in Section 2.5(d).

                  (d)  TERMS  OF THE  MANAGEMENT  AND
OCCUPATIONAL  INTERCHANGE
AGREEMENTS. The Interchange Agreements described in Sections 2.5(b) and 2.5(c) shall provide in a mutually agreeable manner for the following with respect to Transition Individuals: (i) prohibition of the commencement of benefits under any transferor AT&T or Lucent Pension Plan, and suspension of any benefits already commenced, with respect to any individual for whom the liability for benefits is transferred either from the AT&T Pension Plans to the Lucent Pension Plans or from the Lucent Pension Plans to the AT&T Pension Plans; (ii) transfer of service credit between the AT&T Plans and the Lucent Plans, where appropriate; (iii) transfer of assets and liabilities between the AT&T Pension Plans and the Lucent Pension Plans in the same manner and in accordance with the same methods and assumptions as prescribed by the MPA, regardless of whether such employees are covered by the

MPA (but in no event shall a Transition Individual be entitled to obtain overlapping benefits under both the MPA and the Interchange Agreement); (iv) transfer of accounts between the AT&T Savings Plans and the Lucent Savings Plans; (v) transfer of accounts between the AT&T ESOP and the Lucent ESOP; (vi) transfer of accounts between the AT&T Stock Purchase Plan and the Lucent Stock Purchase Plan; (vii) mutual maintenance and recognition by the AT&T Health and Welfare Plans and the Lucent Health and Welfare Plans of the coverage elections and all amounts applied to deductibles and out-of-pocket maximums met under the other company's Health and Welfare Plans for plan years in the applicable Transition Period; (viii) mutual maintenance and recognition by the AT&T Health and Welfare Plans and the Lucent Health and Welfare Plans of all lifetime maximum benefits reached under the other company's Health and Welfare Plans;
(ix) transfer of service credit, assets, and liabilities between the AT&T Executive Benefit Plans and the Lucent Executive Benefit Plans and the related trusts, insurance policies and other funding vehicles; (x) allocation and transfer of RFA assets and liabilities between the applicable AT&T Health and Welfare Plans and the applicable Lucent Health and Welfare Plans and the related trusts, insurance policies and other funding vehicles; and (xi) assumption of Individual Agreements. Each of the service crediting provisions described above shall be subject to any applicable "service bridging" or "break in service" rules under the AT&T Plans and the Lucent Plans.

                  (e) RESTRICTION ON PLAN AMENDMENTS. During the Management Transition Period, neither AT&T nor Lucent shall adopt any amendment, or allow any amendment to be adopted, to any of their respective Pension Plans, Savings Plans or ESOPs that would violate Code Section 411(d)(6) or that would create an optional form of benefit subject to Code Section 411(d)(6).


                                   ARTICLE III
                              DEFINED BENEFIT PLANS

         3.1 ESTABLISHMENT OF MIRROR PENSION TRUSTS. Before the Close of the Distribution Date, AT&T shall cause the trust presently established under the AT&T Pension Plans to be amended and restated as a group trust under IRS Rev. Rul. 81-100 (the "AT&T Group Pension Trust") in a form reasonably satisfactory to Lucent. AT&T shall establish, or cause to be established, a new master pension trust under the AT&T Pension Plans, which shall be substantially identical in all Material Features to the trust established under the AT&T Pension Plans as in effect before such amendment and restatement and which shall be a participating trust in the AT&T Group Pension Trust. Effective Immediately after the Distribution Date, Lucent shall establish, or cause to be established, a master pension trust qualified in accordance with Code Section 401(a), exempt from taxation under Code Section 501(a)(1), and forming part of the Lucent
Pension Plans, which shall be a participating trust in the AT&T Group Pension Trust, subject to ratification of such participation by the Board of Directors of Lucent or its authorized delegate after the Close of the Distribution Date (and Lucent shall seek such ratification within 60 days after the Close of the Distribution Date).

         3.2 ASSUMPTION OF PENSION PLAN LIABILITIES AND ALLOCATION
OF INTERESTS
IN THE AT&T MASTER PENSION TRUST.

                  (a) ASSUMPTION OF LIABILITIES BY LUCENT PENSION PLAN. Immediately after the Distribution Date, all Liabilities to or relating to Transferred Individuals under the AT&T MPP or AT&T PP, as applicable, shall cease to be Liabilities of the AT&T MPP or AT&T PP, as applicable, and shall be assumed by the corresponding Lucent Pension Plan.

         (b) ASSET ALLOCATIONS AND TRANSFERS.

                  (i) CALCULATION OF ASSET ALLOCATION.

                           (A) As soon as practicable after the
Close of the
Distribution Date, AT&T shall cause to be calculated, for the AT&T MPP and the corresponding Lucent Pension Plan, as of Immediately after the Distribution Date, (1) the "Funding Policy Amount," which shall be consistent with the minimum amount necessary to satisfy AT&T's pension funding policy as set forth in Schedule VI, as applied to the AT&T MPP and the corresponding Lucent Pension Plan; (2) the "414(l)(1) Amount," which shall equal the minimum amount necessary to fully fund benefits under the AT&T MPP and the corresponding Lucent Pension Plan on a "termination basis" (as that term is defined in Treas. Reg. Section 1.414(l)-1(b)(5)); and (3) the "Initial Allocation Amount," which shall equal the Funding Policy Amount for that particular Pension Plan, plus one-half times the difference (positive or negative) between (x) the amount of assets as of the Close of the Distribution Date of the AT&T MPP and (y) the sum of the Funding Policy Amounts for the AT&T MPP and the corresponding Lucent Pension Plan. The assumptions used in determining the 414(l)(1) Amount for each Pension Plan shall be those used in the determination of the minimum required contribution under ERISA for the Plan year beginning January 1, 1996, except that the discount rates shall be the rates issued by the PBGC for valuing annuities in terminating single-employer pension plans during the month containing the Close of the Distribution Date.

                           (B) If the aggregate amount of the
assets of the AT&T
MPP as of the Close of the Distribution Date is not less than the sum of the 414(l)(1) Amounts for the AT&T MPP and the corresponding Lucent Pension Plan, then such assets shall be allocated between the AT&T MPP and the corresponding Lucent Pension Plan in accordance with the following: (1) if the Initial Allocation Amount is greater than or equal to the 414(l)(1) Amount for the AT&T MPP, and the Initial Allocation Amount is greater than or equal to the 414(l)(1) Amount for the corresponding Lucent Pension Plan, then the amounts of assets allocated to the AT&T MPP and the corresponding Lucent Pension Plan shall equal their respective Initial Allocation Amounts; (2) if the Initial Allocation Amount is greater than or equal to the 414(l)(1) Amount for the AT&T MPP, but the Initial Allocation Amount is less than the 414(l)(1) Amount for the corresponding Lucent Pension Plan, then the amount of assets allocated to the Lucent Pension Plan shall equal the 414(l)(1) Amount for that Pension Plan, and the amount of assets allocated to the AT&T MPP shall equal the excess of (x) the total amount of assets, as of the Close of the Distribution Date, of the AT&T MPP over (y) the 414(l)(1) Amount for the corresponding Lucent Pension Plan; and
(3) if the Initial Allocation Amount is less than the 414(l)(1) Amount for the AT&T MPP, but the Initial Allocation Amount is greater than or equal to the 414(l)(1) Amount for the corresponding Lucent Pension Plan, then the amount of assets allocated to the AT&T MPP shall equal the 414(l)(1) Amount for the AT&T MPP, and the amount of assets allocated to the corresponding Lucent Pension Plan shall equal the excess of (x) the total amount of assets, as of the Close of the Distribution Date, of the AT&T MPP over (y) the 414(l)(1) Amount for the AT&T MPP.

                           (C) If the aggregate amount of the
assets of the AT&T
MPP as of the Close of the Distribution Date is less than the sum of the 414(l)(1) Amounts for the AT&T MPP and the corresponding Lucent Pension Plan, then such assets shall be allocated between the AT&T MPP and the corresponding Lucent Pension Plan as follows: (i) AT&T and Lucent shall obtain a quote from a mutually agreeable insurance company for the provision of immediate and deferred annuities payable under the AT&T MPP and the corresponding Lucent Pension Plan for all accrued benefits under the AT&T MPP as of the Close of the Distribution Date; (ii) if the amount of assets as of the Close of the Distribution Date is not less than the amount of such quote, the amount of assets allocated to the AT&T MPP and the corresponding Lucent Pension Plan shall equal the portion of the quote allocable to each plan plus one-half of the excess, if any, over such quote; and (iii) if the amount of assets as of the Close of the Distribution Date is less than the amount of such quote, the amount of assets allocated to the AT&T MPP and the corresponding Lucent Pension Plan shall be determined on a plan termination basis in accordance with ERISA Section 4044 using the same assumptions as those used in computing the 414(l)(1) Amounts.

                  (ii) CALCULATION OF THE AT&T PP'S ASSET
ALLOCATION.  The asset
allocation of the AT&T PP and the corresponding Lucent Pension Plan shall be determined by applying Section 3.2(b)(i) but substituting "AT&T PP" for "AT&T
MPP" wherever it appears in that section.

                  (iii) SEGREGATION OF LUCENT PENSION PLANS' INTERESTS WITHIN THE AT&T GROUP PENSION TRUST. The actual segregation of the interests of the Lucent Pension Plans in the AT&T Group Pension Trust into separate trust accounts shall occur as soon as practicable after the calculation of such interests pursuant to Section 3.2(b)(i) and (ii), but in no event before AT&T determines that the calculation and the data on which it is based are acceptably complete, accurate and consistent. In addition, the interests so calculated shall be adjusted as of the date of the actual segregation by AT&T to the extent necessary or appropriate to reasonably and appropriately reflect additional pension contributions, interest, investment gains and losses, and benefit payments and data corrections, enhancements, and computational refinements from Immediately after the Distribution Date through the date of the actual segregation of such interests. If the master pension trust established by Lucent pursuant to the last sentence of Section 3.1 is for any reason not then a participating trust in the AT&T Group Pension Trust, such master pension trust shall be entitled to receive its allocable share of the assets of the AT&T Group Pension Trust as determined pursuant to the foregoing provisions of this Section 3.2(b) in redemption of the interests therein of the Lucent Pension Plans as promptly as prudently practicable. Such allocable share shall consist of Lucent's allocable share of each class of assets in the AT&T Group Pension Trust, unless AT&T and Lucent agree otherwise.

                                   ARTICLE IV

                           DEFINED CONTRIBUTION PLANS

    4.1 LTSPMEs AND RSPSPs.

         (a) MANAGEMENT SAVINGS PLAN TRUSTS. Effective Immediately after the Distribution Date, Lucent shall establish, or cause to be established, separate trusts qualified under Code Section 401(a), exempt from taxation under Code
Section 501(a)(1), and forming part of the Lucent LTSPME and Lucent RSPSP, which shall be participating trusts in the AT&T Management Savings Group Trust.

         (b) ASSUMPTION OF LIABILITIES AND TRANSFER OF ASSETS.
Effective
Immediately after the Distribution Date: (i) the Lucent LTSPME and the Lucent
RSPSP shall assume and be solely responsible for all Liabilities to or relating to Transferred Individuals under the AT&T LTSPME and the AT&T
RSPSP,
respectively; and (ii) AT&T shall cause
the accounts of the Transferred Individuals under the AT&T LTSPME and the AT&T RSPSP which are held by their related trusts as of the Close of the Distribution Date to be transferred to the Lucent LTSPME and the Lucent RSPSP, respectively, and their related trusts, and Lucent shall cause such transferred accounts to be accepted by such plans and trusts. Effective no later than Immediately after the Distribution Date, Lucent shall use its reasonable best efforts to enter into such agreements satisfactory to Lucent to accomplish such assumptions and transfers, the maintenance of the necessary participant records, the appointment of Fidelity Institutional Trust Company as initial trustee under the Lucent LTSPME and the Lucent RSPSP, and the engagement of Fidelity Records Management Company as initial recordkeeper under such plans.

         4.2 LTSSPS AND LESOPS.

                  (a) OCCUPATIONAL SAVINGS PLAN TRUSTS. Effective Immediately after the Distribution Date, Lucent shall establish, or cause to be established, a separate trust, qualified in accordance with Code Section 401(a), exempt from taxation under Code Section 501(a)(1), and forming part of the Lucent LTSSP, which shall be a participating trust in the AT&T Occupational Savings Group Trust.

                  (b) ASSUMPTION OF LTSSP LIABILITIES. Effective Immediately after the Distribution Date: (i) the Lucent LTSSP shall assume and be solely responsible for all Liabilities to or relating to Transferred Individuals under the AT&T LTSSP, other than Liabilities referred to in Section 4.2(c); and (ii) AT&T shall cause the accounts of the Transferred Individuals under the AT&T LTSSP which are held by its related trust as of the Close of the Distribution Date to be transferred to the Lucent LTSSP and its related trust, and Lucent shall cause such transferred accounts to be accepted by such plans and trusts. Effective no later than Immediately after the Distribution Date, Lucent shall use its reasonable best efforts to enter into agreements satisfactory to Lucent to accomplish such assumption and transfer, the maintenance of the necessary participant records, the appointment of the then-current trustee under the AT&T LTSSP as initial trustee under the Lucent LTSSP, and the engagement of the then-current recordkeeper of the AT&T LTSSP as initial recordkeeper under such plans.

                  (c) LEVERAGED STOCK OWNERSHIP PLAN.

                           (i) Effective Immediately after the
Distribution
Date, Lucent shall establish, or cause to be established, a separate trust (the "Lucent LESOP Trust"), qualified in accordance with Code Section 401(a), exempt from taxation under Code Section 501(a), and forming part of the Lucent LTSSP.

                           (ii) Before the Distribution Date, AT&T
and Lucent
shall use their reasonable best efforts to renegotiate the note agreement between Bankers Trust Company, as trustee of the AT&T LESOP, and various lenders dated March 9, 1990 (the "Existing Acquisition Loan") so that it is restructured into two note agreements for two loans, the principal amount of one being attributable to the accounts to be transferred to the Lucent LESOP Trust pursuant to Section 4.2(c)(iii) (the "Lucent Acquisition Loan") and the principal amount of the other being attributable to the accounts remaining in the AT&T LESOP (the "AT&T Acquisition Loan"). The principal amount of the Lucent Acquisition Loan shall be determined by multiplying the principal amount of the Existing Acquisition Loan as of the Distribution Date by the fraction described in Section 4.2(c)(iii). AT&T and Lucent shall use their reasonable best efforts to cause the terms of the AT&T Acquisition Loan and the Lucent Acquisition Loan to be as favorable to Lucent and AT&T, respectively, as the terms of the Existing Acquisition Loan, and, to the extent permitted by applicable law, including Code Section 133, the terms of the Lucent Acquisition Loan to be no less favorable to Lucent and the Lucent LESOP Trust than the terms of the AT&T Acquisition Loan are to AT&T and the AT&T LESOP Trust.

                           (iii) Effective Immediately after the
Distribution
Date: (A) the Lucent LTSSP shall assume and be solely responsible for all Liabilities to or relating to Transferred Individuals under the AT&T LTSSP that relate to, arise out of or result from the AT&T LESOP; (B) AT&T shall cause the accounts of the Transferred Individuals under the AT&T LTSSP which are held by the AT&T LESOP Trust as of the Close of the Distribution Date to be transferred to the Lucent LTSSP and the Lucent LESOP Trust; (C) if the Existing Acquisition Loan has been restructured into, and subject to the terms of, the AT&T Acquisition Loan and the Lucent Acquisition Loan, AT&T shall cause the trustee of the AT&T LESOP Trust to transfer to the Lucent LESOP Trust a portion of the assets held in the "Suspense Account" (as defined in Article 20 of the AT&T LTSSP) attributable to the Transferred Individuals, determined by multiplying the number of shares of AT&T Common Stock and the fair market value of any other assets held in such suspense account as of the Close of the Distribution Date by a fraction, the numerator of which is the amount deemed to be employer matching contributions attributable to Lucent Individuals and other employees of Lucent and the Lucent Entities for the latest calendar month that ends on or before the Distribution Date, and the denominator of which is the total amount deemed to be employer matching contributions for all participants in the AT&T LTSSP for such calendar month; and (D) Lucent shall cause all accounts transferred pursuant to clauses (B) and (C) to be accepted by such plan and trust. Effective no later than Immediately after the Distribution Date, Lucent shall use its reasonable best efforts to enter into agreements acceptable to Lucent to accomplish such assumption and transfers, the maintenance of the necessary participant and suspense account records, the appointment of Bankers Trust Company as initial trustee of the Lucent LESOP Trust, and the engagement of the then-current recordkeeper of the AT&T LESOP as initial recordkeeper of the Lucent LESOP.

                           (iv) The parties intend that, as the
result of the
above-described transactions, after the Close of the Distribution Date, each of them will be the sponsor of an "employee stock ownership plan" as defined in Code Section 4975(e)(7), and that the AT&T Acquisition Loan and Lucent Acquisition Loan will be exempt from the prohibited transaction rules of the Code and ERISA pursuant to Code Section 4975(d)(3).

                           (v) The parties acknowledge that, as a
result of the
transfer of assets described in Section 4.2(c)(iii) and the Distribution, both the AT&T LESOP and the Lucent LESOP will, after the Close of the Distribution Date, hold shares of both AT&T Common Stock and Lucent Common Stock. The parties further acknowledge that applicable law generally prohibits such plans from holding securities that are not "qualifying employer securities" within the meaning of Code Section 409 for more than a reasonable time after the Distribution Date unless the IRS grants an extension of time.
Accordingly,  AT&T
and Lucent shall each request the IRS to grant an extension of such holding period as their financial advisors shall deem prudent to allow the AT&T LESOP to dispose of the shares of Lucent Common Stock received by it as a result of the Distribution and to allow the Lucent LESOP to dispose of the shares of AT&T Common Stock it holds as a result of the transfer of accounts pursuant to
Section 4.2(c)(iii), and, in each case, to reinvest in qualifying employer securities, in a manner consistent with the best interests of the LESOP participants. In furtherance of such dispositions and reinvestments, AT&T and Lucent shall take all actions necessary or appropriate to permit the exchange of shares of Lucent Common Stock held by the AT&T LESOP Trust for shares of AT&T Common Stock held by the Lucent

LESOP Trust, including the engagement of a fiduciary not affiliated with either AT&T or Lucent to advise the parties regarding the time and manner (including the exchange ratio) of such exchange. If the restructuring of the Existing Acquisition Loan results in any prepayment or "make whole" penalty, or if the interest rate payable pursuant to the Lucent Acquisition Loan exceeds the interest rate payable pursuant to the AT&T Acquisition Loan or vice versa, then Lucent and AT&T and their respective LESOPs shall bear the cost of such penalties and the excess interest expense so incurred in proportion to the relative initial principal amounts of the Lucent Acquisition Loan and the AT&T Acquisition Loan, taking into account any tax benefits realized or tax detriments suffered in connection therewith.

                           (vi) Notwithstanding the foregoing, if
it is
determined by AT&T or Lucent before the Distribution Date that the restructuring of the Existing Acquisition Loan is not practicable on commercially reasonable terms and conditions, then, unless AT&T and Lucent agree otherwise, AT&T shall terminate the AT&T LESOP and its related trust before the Distribution Date, and shall direct the trustee of the AT&T LESOP trust to sell sufficient shares of AT&T Common Stock held under the AT&T LESOP trust to repay the Existing Acquisition Loan. Any remaining "Financed Shares" (as defined in the AT&T LESOP) that are released after repayment of the loan and not the subject of any subsequent refinancing shall be used by the Participating Companies to make matching contributions with respect to periods before the Close of the Distribution Date to the AT&T LTSSP in accordance with their obligations under the AT&T LTSSP.

         4.3  ESOPS.

                  (a) ESOP TRUST. Effective Immediately after the Distribution Date, Lucent shall establish, or cause to be established, a separate trust (the "Lucent ESOP Trust"), qualified in accordance with Code Section 401(a), exempt from taxation under Code Section 501(a), and forming part of the Lucent ESOP.

                  (b)  ASSUMPTION OF LIABILITIES AND TRANSFER OF
ASSETS.

                           (i) Effective Immediately after the
Distribution
Date, the Lucent ESOP shall assume and be solely responsible for all Liabilities to or relating to Transferred Individuals under the AT&T ESOP, and AT&T shall cause the accounts of the Transferred Individuals under the AT&T ESOP as of the Close of the Distribution Date to be transferred to the Lucent ESOP and the Lucent ESOP Trust, and Lucent shall cause such plan and trust to accept such assets. Effective no later than Immediately after the Distribution Date, Lucent shall use its reasonable best efforts to enter into agreements acceptable to Lucent to accomplish such assumptions and transfers, the maintenance of the necessary participant records, the appointment of Midlantic Bank as initial trustee of the Lucent ESOP Trust and the engagement of American Transtech Inc. as initial recordkeeper of the Lucent ESOP.

                           (ii) The parties acknowledge that, as a
result of the
transfer of assets described in Section 4.3(b)(i) and the Distribution, both the AT&T ESOP and the Lucent ESOP will, after the Distribution Date, hold shares of both AT&T Common Stock and Lucent Common Stock and that, in order to continue to qualify as employee stock ownership plans, each such plan will be required to dispose of securities that are not qualifying employer securities and reinvest in qualifying employer securities. The parties further acknowledge that applicable law generally prohibits such plans from holding securities that are not "qualifying employer securities" within the meaning of Code Section 409 for more than a reasonable time after the Distribution Date unless the IRS grants an extension of time. Accordingly, AT&T and Lucent shall each request the IRS to grant an extension of such holding period as their financial advisors shall deem prudent to allow the AT&T ESOP to dispose of the shares of Lucent Common Stock received by it as a result of the Distribution and to allow the Lucent ESOP to dispose of the shares of AT&T Common Stock it holds as a result of the transfer of accounts pursuant to
Section 4.3(b)(i), and, in each case, to reinvest in qualifying employer securities, in a manner consistent with the best interests of the ESOP participants. In furtherance of such dispositions and reinvestments, AT&T and Lucent shall take all actions necessary or appropriate to permit the exchange of shares of Lucent Common Stock held by the AT&T ESOP Trust for shares of AT&T Common Stock held by the Lucent ESOP Trust, including the engagement of a fiduciary not affiliated with either AT&T or Lucent to advise the parties regarding the time and manner (including the exchange ratio) of such exchange.



                                    ARTICLE V
                            HEALTH AND WELFARE PLANS

         5.1 ESTABLISHMENT OF MIRROR HEALTH AND WELFARE PLAN TRUSTS. On or before the Distribution Date, Lucent shall establish, or cause to be established: (a) the Lucent Health Plans Benefit Trust, for the purpose of funding claims, other than for post-retirement benefits, under the Lucent Health Plans; (b) the Lucent Management VEBA, for the purpose of funding claims for post-retirement benefits of employees not covered by any collective bargaining agreement under the Lucent Health Plans; (c) the Lucent Union VEBA, for the purpose of funding claims for post-retirement benefits under the Lucent Health Plans of employees covered by a collective bargaining agreement; and (d) the Lucent LTD VEBA, for the purpose of funding long-term disability and disability pension benefits under the Lucent Health and Welfare Plans. Such trusts shall meet the requirements of Code Sections 419, 419A, 501(a), and 501(c)(9). Lucent shall use its reasonable best efforts to enter into agreements satisfactory to Lucent for the appointment as initial trustee under each such trust of the trustee of the corresponding AT&T trust.

         5.2 ASSUMPTION OF HEALTH AND WELFARE PLAN LIABILITIES.

                  (a) Immediately after the Distribution Date, all Liabilities to or relating to Transferred Individuals under the AT&T Health and Welfare Plans shall cease to be Liabilities of the AT&T Health and Welfare Plans and shall be assumed by the corresponding Lucent Health and Welfare Plans.

                  (b) Notwithstanding Section 5.2(a), all treatments which have been pre-certified for or are being provided to a Transferred Individual as of the Close of the Distribution Date shall be provided without interruption under the appropriate AT&T Health and Welfare Plan until such treatment is concluded or discontinued pursuant to applicable plan rules and limitations, but Lucent shall continue to be responsible for all Liabilities relating to, arising out of or resulting from such on-going treatments as of the Close of the Distribution Date.

                  (c) Lucent shall assume, effective Immediately after the Distribution Date, all Liabilities relating to, arising out of or resulting from special commitments made by AT&T before the Close of the Distribution Date to provide benefits to or with respect to Transferred Individuals for custodial care or other services not covered by any AT&T Health and Welfare Plans (but only if such special commitments were made with the prior written consent of the Lucent Senior Vice President, Human Resources or his delegate, to

                                   Exhibit 5.2



                                  April 1, 1996



                            Lucent Technologies Inc.
                              600 Mountain Avenue
                            Murray Hill, N.J. 07974

Dear Sirs:

         With reference to the registration statement on Form S-1 (No. 333-00703; the "Registration Statement") filed by Lucent Technologies Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 127,650,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), we are of the opinion that:

         1. the Company is a duly organized and validly existing
                 corporation under the laws of the State of Delaware;

         2. the issuance of the Common Stock has been duly authorized by appropriate corporate action; and

         3. when the Common Stock has been issued, paid for and delivered pursuant to a sale in the manner described in the Registration
                 Statement, such Common Stock will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement. We also consent to the making of the statement with respect to us in the related prospectus under the heading "Legal Opinions".

                                              Very truly yours,

                                             /s/ Wachtell, Lipton,
Rosen & Katz
the extent such commitments are made after the Participation Commencement Date). Before the Close of the Distribution Date, AT&T shall transfer to Lucent copies of all documentation, and a complete written description, of the terms of all such special commitments to Transferred Individuals.

         5.3 VEBA ASSET TRANSFERS. This Section 5.3 shall govern the transfer of assets from the AT&T Health Trusts (other than the AT&T Health Plans Benefit Trust) to the corresponding Lucent Health Trusts and from the AT&T LTD VEBA to the Lucent LTD VEBA, except to the extent that Section 5.5 is applicable. As soon as practicable after the Close of the Distribution Date, AT&T shall determine the aggregate present value, as of the Close of the Distribution Date, of the future benefit obligations of each AT&T Plan funded by a VEBA ("VEBA Plans"), with respect to Transferred Individuals who are eligible to receive benefits under the applicable VEBA Plan as of the Close of the Distribution Date (and, in the case of any post-retirement health benefits, who have terminated employment as of the Close of the Distribution Date). As soon as practicable after such determination is made, there shall be transferred from each AT&T VEBA to the corresponding Lucent VEBA an amount of assets having a fair market value on the date of transfer equal to the amount determined by dividing such aggregate present value of future benefit obligations for the applicable VEBA Plans of Lucent by the aggregate of all such present values of all the applicable VEBA Plans of AT&T and all the applicable VEBA Plans of Lucent, multiplied by the fair market value of the assets of the AT&T VEBA on the date of transfer, adjusted to take into account the extent to which AT&T and/or Lucent has opted to forego reimbursement from the applicable VEBA of any benefit obligation that was paid by AT&T or Lucent, as applicable, on or after the Participation Commencement Date and before the Close of the Distribution Date.

         5.4 TRANSFER OF RETIREMENT FUNDING ACCOUNT ASSETS. This Section 5.4 shall apply to AT&T Health and Welfare Plans with group term life insurance policies that have RFAs maintained for the purpose of accumulating, through employer contributions in advance of employee retirements, a fund to be used to pay all or a portion of the costs for continuing life insurance protection for employees after their retirement. As soon as practicable after the Close of the Distribution Date, there shall be transferred to the corresponding RFA of Lucent an amount of assets (determined by AT&T subject to audit by Coopers & Lybrand) having a fair market value as of the Close of the Distribution Date equal to the product of (a) the present value, as of the Close of the Distribution Date, of the future benefit obligation with respect to Transferred Individuals to be discharged from the RFA, divided by the present value of the future benefit obligations with respect to all individuals whose benefits are to be discharged from the RFA assets as of the Close of the Distribution Date times (b) the fair market value of all RFA assets as of the Close of the Distribution Date. AT&T and Lucent shall adopt, and shall use their reasonable best efforts to cause their insurers to adopt, procedures to implement such asset transfers in a reasonable and expeditious manner that is consistent with the underlying group life insurance contracts and applicable legal requirements. Nothing in this Agreement shall be interpreted to provide that any assets so transferred have reverted to AT&T or Lucent.

         5.5 VEBAs FUNDED WITH TRUST-OWNED LIFE INSURANCE. This Section 5.5 shall govern transfers of assets of AT&T VEBAs that are funded, in whole or in part, with trust-owned life insurance policies.

                  (a) GENERAL PROVISIONS. As soon as practicable
after the Close
of the Distribution Date, AT&T shall cause each such AT&T VEBA to transfer to
the corresponding Lucent VEBA such assets as are attributable to
Transferred
Individuals who are eligible to
receive post-retirement health benefits under the AT&T Health Plans with respect to such AT&T VEBA; provided, that AT&T shall not be required to cause such transfer to occur before AT&T has obtained appropriate rulings from regulatory
agencies   indicating   that  the  transfers  do  not  contravene  any  statute,
regulation, or technical pronouncement.

                  (b) AT&T MANAGEMENT VEBA: TRUST-OWNED LIFE INSURANCE (VEBA). To accomplish the transfers required by Section 5.5(a), all or a portion of the Trust-Owned Life Insurance (VEBA) policies and any residual assets in the AT&T Management VEBA shall be allocated between the trustee of the AT&T Management VEBA, and the trustee of the Lucent Management VEBA, in accordance with the following procedures.

                           (i) AT&T shall determine the extent to
which the
assets of the AT&T Management VEBA are sufficient to satisfy all Liabilities to or relating to Transferred Individuals who have terminated employment and are eligible to receive post-retirement health benefits under the AT&T Health Plans with respect to the AT&T Management VEBA as of the Close of the Distribution Date.

                           (ii) AT&T shall instruct the trustee of
the AT&T
Management VEBA to transfer one of the Trust-Owned Life Insurance (VEBA) policies to the Lucent Management VEBA. AT&T shall determine which policy shall be transferred based on the present values of relative post-retirement health liabilities (benefit obligations) retained by AT&T and assumed by Lucent pursuant to this Agreement, without regard to which entity employs the insured individuals, provided, that before such transfer, AT&T shall instruct the trustee of the AT&T Management VEBA to adjust and/or allocate the cash values under the Trust-Owned Life Insurance (VEBA) policies such that the policy to be transferred to the Lucent Management VEBA shall have a proportionate cash value consistent with the proportion of post-retirement health liabilities (benefit obligations) to be assumed by Lucent. Upon such assignment, the trustee of the Lucent Management VEBA shall assume and be solely responsible for all Liabilities relating to, arising out of or resulting from such policy, including the payment of any premiums and any loan repayments required, and shall be entitled to all benefits, under the policy.

                  (c)  OTHER  ASSET  TRANSFERS.   To  accomplish
the  transfers
required by Section 5.5(a),  a portion of the assets of the AT&T
Management VEBA
(other than Trust-Owned Life Insurance (VEBA) policies) shall be transferred to the Lucent Management VEBA to the extent necessary so that immediately after such transfer and the transfer pursuant to Section 5.5(b), the ratio of the assets of each such VEBA trust to the liabilities payable therefrom as described in Section 5.5(b)(i), is equal.

                  (d) ADMINISTRATION. Lucent and AT&T shall share all information necessary to determine when and whether any individuals insured by the Trust-Owned Life Insurance (VEBA) policies owned by the trustees of the AT&T Management VEBA and Lucent Management VEBA, respectively, are deceased, and as otherwise necessary to administer their respective Management VEBAs.

         5.6 CONTRIBUTIONS TO, INVESTMENTS OF AND DISTRIBUTIONS FROM VEBAS. Before the Close of the Distribution Date, AT&T shall have sole authority to direct the trustee of the AT&T Health Trusts and AT&T LTD VEBA as to the timing and manner of any contributions to the AT&T Health Trusts and AT&T LTD VEBA, the investment of any trust assets, and the distributions and/or transfers of trust assets to AT&T, Lucent, any Participating Company in the trusts, any paying agent, any successor trustee, or any other Person.

         5.7 VENDOR CONTRACTS.

                         (a) THIRD-PARTY ASO CONTRACTS.

                           (i) AT&T shall use its reasonable best
efforts to
amend each administrative services only contract with a third-party administrator that relates to any of the AT&T Health and Welfare Plans (an "ASO Contract") in existence as of the date of this Agreement to permit Lucent to participate in the terms and conditions of such ASO Contract from Immediately after the Distribution Date until the expiration of the financial fee guarantees in effect under such ASO Contract as of the Close of the Distribution Date. AT&T shall use its reasonable best efforts to cause all ASO Contracts into which AT&T enters after the date of this Agreement but before the Close of the Distribution Date (including contracts with a subrogation vendor, a COBRA administration vendor and a Disability 2000 vendor) to allow Lucent to participate in the terms and conditions thereof effective Immediately after the Distribution Date on the same basis as AT&T.

                           (ii) AT&T shall have the right to
determine, and
shall promptly notify Lucent of, the manner in which Lucent's participation in the terms and conditions of ASO Contracts as set forth above shall be effectuated. The permissible ways in which Lucent's participation may be effectuated include automatically making Lucent a party to the ASO Contracts or obligating the third party to enter into a separate ASO Contract with Lucent providing for the same terms and conditions as are contained in the ASO Contracts to which AT&T is a party. Such terms and conditions shall include the financial and termination provisions, performance standards, methodology, auditing policies, quality measures, reporting requirements and target claims. Lucent hereby authorizes AT&T to act on its behalf to extend to Lucent the terms and conditions of the ASO Contracts. Lucent shall fully cooperate with AT&T in such efforts, and Lucent shall not perform any act, including discussing any alternative arrangements with any third party, that would prejudice AT&T's efforts.

                           (iii) If AT&T determines that it will
not be
successful in negotiating contract language that will permit compliance with Sections 5.7(a)(i) and 5.7(a)(ii), AT&T shall so notify Lucent promptly, but in no event later than July 20,1996, and after such notification, Lucent shall be released from the restriction contained in the last sentence of Section 5.7(a)(ii). In such case, AT&T shall offer a contingency plan for the administration of the portion of the Lucent Health and Welfare Plans affected by the unavailability of such ASO Contract, including, if possible, an offer by the third-party administrator under the relevant ASO Contract of its services under a separate contract with Lucent, with terms and conditions as similar as practicable to those of the ASO Contract with AT&T. Lucent shall, effective Immediately after the Distribution Date, either adopt its own contingency plan or the contingency plan established by AT&T for such arrangement.

                          (b) GROUP INSURANCE POLICIES.

                           (i) This Section 5.7(b) applies to
group insurance
policies not subject to allocation or transfer pursuant to the foregoing provisions of this Article V ("Group Insurance Policies").

                           (ii) AT&T shall use its reasonable best
efforts to
amend each Group Insurance Policy in existence as of the date of this Agreement for the provision or administration of benefits under the AT&T Health and Welfare Plans to permit Lucent to participate in the terms and conditions of such policy from Immediately after the Distribution Date until the expiration of the financial fee and rate guarantees in effect under such Group Insurance Policy as of the Close of the Distribution Date. AT&T shall use its reasonable best efforts to cause all Group Insurance Policies into which AT&T enters or which AT&T renews after the date of this Agreement but before the Close of the Distribution Date to allow Lucent to participate in the terms and conditions thereof effective Immediately after the Distribution Date on the same basis as AT&T.

                           (iii) Lucent's participation in the
terms and
conditions of each such Group Insurance Policy shall be effectuated by obligating the insurance company that issued such insurance policy to AT&T to issue one or more separate policies to Lucent. Such terms and conditions shall include the financial and termination provisions, performance standards and target claims. Lucent hereby authorizes AT&T to act on its behalf to extend to Lucent the terms and conditions of such Group Insurance Policies. Lucent shall fully cooperate with AT&T in such efforts, and Lucent shall not perform any act, including discussing any alternative arrangements with third parties, that would prejudice AT&T's efforts.

                           (iv) If AT&T determines that it will
not be
successful in negotiating policy provisions that will permit compliance with Sections 5.7(b)(ii) and 5.7(b)(iii), AT&T shall so notify Lucent promptly, but in no event later than July 20, 1996, and after such notification, Lucent shall be released from the restriction contained in the last sentence of Section 5.7(b)(iii). In such case, AT&T shall use its reasonable best efforts to either continue to cover Lucent under its Group Insurance Policies or procure a separate policy for Lucent until Lucent has procured such separate insurance policy or made other arrangements for replacement coverage, and Lucent shall bear all costs incurred by AT&T to continue such coverage.

                  (c)  HMO AGREEMENTS.

                           (i) Before the Distribution Date, AT&T
shall use its
reasonable best efforts to amend all letter agreements with HMOs that provide medical services under the AT&T Medical Plans for 1996 ("HMO Agreements") in existence as of the date of this Agreement to permit Lucent to participate in the terms and conditions of such HMO Agreements, in each case, from Immediately after the Distribution Date until December 31, 1996. AT&T shall use its reasonable best efforts to cause all HMO Agreements into which AT&T enters after the date of this Agreement but before the Close of the Distribution Date to allow Lucent to participate in the terms and conditions of such HMO Agreements from Immediately after the Distribution Date until December 31, 1996 on the same basis as AT&T.

                           (ii) AT&T shall have the right to
determine, and
shall promptly notify Lucent of, the manner in which Lucent's participation in the terms and conditions of all HMO Agreements as set forth above shall be effectuated. The permissible ways in which Lucent's participation may be effectuated include automatically making Lucent a party to the HMO Agreements or obligating the HMOs to enter into letter agreements with Lucent which are identical to the HMO Agreements. Such terms and conditions shall include the financial and termination provisions of the HMO Agreements. Lucent hereby authorizes AT&T to act on its behalf to extend to Lucent the terms and conditions of the HMO Agreements. Lucent shall fully cooperate with AT&T in such efforts, and Lucent shall not perform any act, including discussing any alternative arrangements with any third-party, that would prejudice AT&T's efforts.

                           (iii) If AT&T determines that it will
not be
successful in negotiating arrangements that will permit compliance with Sections 5.7(c)(i) and 5.7(c)(ii), AT&T shall so notify Lucent promptly, but no event later than July 20, 1996, and after such notification, Lucent shall be released from the restriction contained in the last sentence of Section 5.7(c)(ii). In such case, Lucent shall enter into letter agreements with one or more HMOs to provide benefits under the Lucent Medical Plans, at least through December 31, 1996, in the geographic area serviced by the HMOs covered by AT&T's notice. AT&T shall, if requested by Lucent and permitted by the HMOs, arrange for the continued provision under its HMO Agreements of medical services to Lucent Medical Plan participants from Immediately after the Distribution Date through December 31, 1996, and Lucent shall bear all costs incurred by AT&T to continue such services.

                           (iv) Notwithstanding anything in this
Article V to
the contrary, Lucent shall have the sole discretion to determine which HMOs to offer to the participants in the Lucent Medical Plans for 1997 and subsequent years, and all HMO Agreements in which Lucent participates pursuant to this
Section 5.7(c) shall provide Lucent with the right to discontinue its participation effective January 1, 1997.

                  (d) EFFECT OF CHANGE IN RATES. AT&T and Lucent shall use their reasonable best efforts to cause each of the insurance companies, HMOs, point-of-service vendors and third-party administrators providing services and benefits under the AT&T Health and Welfare Plans and the Lucent Health and Welfare Plans to maintain the premium and/or administrative rates based on the aggregate number of participants in both the AT&T Health and Welfare Plans and the Lucent Health and Welfare Plans through the expiration of the financial fee or rate guarantees in effect as of the Close of the Distribution Date under the respective ASO Contracts, Group Insurance Policies, and HMO Agreements. To the extent they are not successful in such efforts, AT&T and Lucent shall each bear the revised premium or administrative rates attributable to the individuals covered by their respective Health and Welfare Plans.

         5.8 PROCEDURES FOR AMENDMENTS TO PLANS, PLAN DESIGNS,
ADMINISTRATIVE
PRACTICES, AND VENDOR CONTRACTS.

                  (a) AMENDMENTS TO PLAN DOCUMENTS. From Immediately after the Distribution Date through December 31, 1998, no amendment to any AT&T Health and Welfare Plan or Lucent Health and Welfare Plan shall be effective unless the party intending to amend its Health and Welfare Plan has: (i) given the other party written notice of the intention to amend, accompanied by a copy of the proposed amendment, at least 30 days in advance of the earlier of (A) the proposed amendment effective date, or (B) the proposed amendment adoption date;
(ii) agreed to bear all of the costs of implementing the amendment incurred by third-party administrators, insurance companies and other vendors and passed through to one or both of the parties; and (iii) certified to the other party, and provided to the other party the written concurrence of all third-party administrators, insurance companies and other vendors providing services in connection with such Plan, that (after taking into account the effect of clause
(ii)) the proposed amendment to the Health and Welfare Plan will have no material adverse impact (financial, administrative or otherwise) on the corresponding Health and Welfare Plan sponsored by the other party.

                  (b) CHANGES IN VENDOR CONTRACTS, GROUP INSURANCE
POLICIES,
PLAN DESIGN, AND ADMINISTRATION PRACTICES AND PROCEDURES.

                           (i) From Immediately after the
Distribution Date
through the earlier of the expiration of the financial fee or rate guarantees in effect as of the Close of the Distribution Date under the applicable ASO Contract, Group Insurance Policy or HMO Agreement, and
December  31, 1998,
neither AT&T nor Lucent shall materially modify, or take other action which would have a material effect on, any of the following (each such modification, a "Change") without complying with Section 5.8(b)(ii): (A) the termination date, administration, or operation of (1) an ASO contract between AT&T or Lucent and a third-party administrator, (2) a Group Insurance Policy issued to AT&T or Lucent, or (3) an HMO Agreement with AT&T or Lucent, in each case, the material terms and conditions of which contracts and policies are extended to Lucent or to which Lucent becomes a party pursuant to Section 5.7; (B) the design of either an AT&T Health and Welfare Plan or a Lucent Health and Welfare Plan; or
(C) the financing, operation, administration or delivery of benefits under either an AT&T Health and Welfare Plan or a Lucent Health and Welfare Plan.

                           (ii) Neither AT&T nor Lucent shall make
any Change
unless the party intending to make the Change has: (A) given the other party written notice of the intention to make the Change, accompanied by a written description of the Change, at least 180 days in advance of the proposed effective date of the Change; (B) agreed to bear all of the costs of implementing the Change which are incurred by all third-party administrators, insurance companies, HMOs and other vendors and passed through to one or both of the parties; and (C) certified to the other party, and provided to the other party the written concurrence of each third-party administrator, insurance company, HMO or other vendor associated with or performing services in connection with the Health and Welfare Plan affected by the Change, that (after taking into account the effect of clause (B)) the proposed Change will have no material adverse impact (financial, administrative or otherwise) on the corresponding Health and Welfare Plan sponsored by the other party.

                           (iii) SUBMISSION TO HEALTH, WELFARE AND
LIFE
INSURANCE COMMITTEE. If AT&T or Lucent desires to make a Change that requires compliance with, but cannot satisfy all of the conditions of, Section
5.8(b)(ii), the party desiring to make the Change may submit a written request for approval of the Change, accompanied by a written description of the Change, to the HWLI Committee. If such a request is made, the desired Change may be implemented only after the Change is approved in writing by the HWLI Committee.

                  (c) EMPLOYEE CONTRIBUTIONS. Notwithstanding the provisions of Sections 5.8(a) and 5.8(b), as of the first January 1 after the Distribution Date, AT&T and Lucent shall each have the independent right, in its sole discretion and without compliance with Sections 5.8(a) and 5.8(b), to increase or decrease the amount of employee contributions under their respective Health and Welfare Plans.

         5.9 HEALTH, WELFARE AND LIFE INSURANCE COMMITTEE. From the date of this Agreement through December 31, 1998, the management of the ASO Contracts, Group Insurance Policies, and HMO Agreements and other vendor contracts that are subject to Section 5.8 and the administration of the AT&T Health and Welfare Plans and the Lucent Health and Welfare Plans associated therewith shall be conducted under the supervision of the HWLI Committee. The HWLI Committee shall be comprised of an equal number of representatives from AT&T and Lucent at the District Manager or equivalent level, and shall provide strategic oversight and direction of the cohesive administration of the AT&T Health and Welfare Plans and the Lucent Health and Welfare Plans. Issues that cannot be resolved by the HWLI Committee shall be decided, at the request of either party, by the Executive Oversight Committee comprised of the Lucent Senior Vice President-Human Resources and the AT&T Senior Vice President-Benefits and Compensation.

         5.10 AT&T SICKNESS AND ACCIDENT DISABILITY, LONG TERM
DISABILITY AND
PENSION DISABILITY BENEFITS.

                  (a) ADMINISTRATION OF AT&T SADBP CLAIMS. AT&T shall administer claims incurred under the AT&T SADBP by Transferred Individuals, Lucent Individuals and other employees and former employees of Lucent and the Lucent Entities on or after the Participation Commencement Date but before the Close of the Distribution Date, to the extent such claims are not administered by Lucent pursuant to the terms of the AT&T SADBP as in effect on the date of this Agreement. Any determination made or settlements entered into by AT&T with respect to such claims shall be final and binding. If claims incurred before the Close of the Distribution Date under the AT&T SADBP by Transferred Individuals, Lucent Individuals and other employees and former employees of Lucent and the Lucent Entities were administered by Lucent before the Close of the Distribution Date, such claims shall continue to be administered by Lucent after the Close of the Distribution Date, unless outsourced pursuant to Section 5.10(b). AT&T shall transfer to Lucent, effective Immediately after the Distribution Date, responsibility for administering all claims incurred by Transferred Individuals, Lucent Individuals and other employees and former employees of Lucent and the Lucent Entities before the Close of the Distribution Date that are administered by AT&T as of the Close of the Distribution Date. Lucent shall administer such claims in the same manner, and using the same methods and procedures, as AT&T used in administering such claims. Lucent shall have sole discretionary authority to make any necessary determinations with respect to such claims, including entering into settlements with respect to such claims.

                  (b)  OUTSOURCING OF CLAIMS.  AT&T,  pursuant to its Disability
2000 project or otherwise, shall have the right to engage a third-party administrator or insurance company to administer ("outsource") claims incurred under the AT&T SADBP that are being administered by AT&T pursuant to Section 5.10(a), claims incurred under the AT&T LTD Plans, and claims incurred under the pension disability provisions of the AT&T Pension Plans, including claims incurred by Transferred Individuals, Lucent Individuals and other employees and former employees of Lucent and the Lucent Entities before the Close of the Distribution Date. AT&T may determine the manner and extent of such outsourcing, including the selection of one or more third-party administrators or insurance companies and the ability to transfer the liability for such claims to one or more independent insurance companies. AT&T shall promptly notify Lucent of its intent to outsource such claims, and the material terms and condition of the outsourcing, before the effective date thereof. Lucent shall have the right to notify AT&T, within a reasonable period of time after Lucent receives AT&T's notice of intent to outsource, of Lucent's desire to participate in the proposed outsourcing. If Lucent gives such notice, all claims incurred by Transferred Individuals, Lucent Individuals and other employees and former employees of Lucent and the Lucent Entities before the Close of the Distribution Date that are administered by Lucent pursuant to Section 5.10(a) shall be included in the proposed outsourcing. In the event Lucent elects to participate in such outsourcing, Lucent shall be bound by the terms and conditions thereof
(including all consequences of any transfer of liability) and to any determinations and settlements entered into by the third-party administrator pursuant thereto.

        5.11  POST-RETIREMENT HEALTH AND LIFE INSURANCE BENEFITS.

                  (a) As soon as practicable after the Distribution Date, AT&T shall provide Lucent with a list of all Transferred Individuals who are, to the best knowledge of AT&T, eligible to receive retiree medical or dental coverage under the AT&T Health Plans as of the Distribution Date and/or post-retirement life insurance coverage under the AT&T Group Life Program, and the type of retiree medical or dental coverage and the level of life insurance coverage for which they are eligible, as applicable.

                  (b) Effective Immediately after the Distribution Date, Lucent shall (i) assume and continue through December 31, 1998 the company-sponsored retiree care accounts provided under the AT&T Medical Expense Plan for Retired Employees pursuant to collective bargaining agreements for all Transferred Individuals under the Lucent Medical Expense Plan for Retired Employees and (ii) honor and maintain all other-covered-charges buy-up lifetime maximum elections made by Transferred Individuals under the AT&T Medical Expense Plan for Retired Employees.

        5.12 GROUP LIFE PROGRAMS. Effective as of the Close of the Distribution Date, AT&T shall cause the insurance carrier that provides basic active life insurance coverage, supplemental life insurance coverage, dependent life insurance coverage, accidental life insurance coverage and the portion of the post-retirement life insurance benefit which exceeds $50,000 per participant under the AT&T Group Life Program to: (a) perform an experience rating; (b) allocate the applicable premium stabilization reserves between AT&T and Lucent on an actuarial basis; (c) allocate pending claim reserves based on actual claims data; and (d) allocate unreported claim reserves based on expected claims by coverage.

        5.13 COBRA AND DIRECT PAY. Through the Close of the Distribution Date, AT&T shall be responsible for administering compliance with the health care continuation coverage requirements of COBRA and the AT&T Health and Welfare Plans with respect to Transferred Individuals, Lucent Individuals and other employees and former employees of Lucent and the Lucent Entities and beneficiaries and dependents thereof and Lucent and the Lucent Entities shall be responsible for filing all necessary employee change notices with respect to their respective employees in accordance with applicable AT&T policies and procedures. Effective Immediately after the Distribution Date, Lucent shall solely be responsible for administering compliance with the health care continuation coverage requirements of COBRA and the Lucent Health and Welfare plans, and, with respect to Transferred Individuals, the AT&T Health and Welfare Plans.

        5.14  LEAVE OF ABSENCE PROGRAMS AND FMLA.

                  (a) Through the Close of the Distribution Date, AT&T shall be responsible for administering compliance with the AT&T Leave of Absence Programs and FMLA with respect to Lucent Individuals and all other employees of Lucent and the Lucent Entities. Lucent and the Lucent Entities shall be responsible for determining whether their respective employees are eligible for leave under the AT&T Leave of Absence Programs and FMLA in accordance with such programs and FMLA, respectively.

                  (b) Effective Immediately after the Distribution Date: (i) Lucent shall adopt, and shall cause each Lucent Entity to adopt, leave of absence programs which are substantially identical in all Material Features to the AT&T Leave of Absence Programs as in effect on the Distribution Date; (ii) Lucent shall honor, and shall cause each Lucent Entity to honor, all terms and conditions of leaves of absence which have been granted to any

Transferred Individual under an AT&T Leave of Absence Program or FMLA before the Close of the Distribution Date by AT&T, Lucent, or a Lucent Entity, including such leaves that are to commence after the Distribution Date; (iii) Lucent and each Lucent Entity shall be solely responsible for administering leaves of absence and compliance with FMLA with respect to their employees; and (iv) Lucent and each Lucent Entity shall recognize all periods of service of Transferred Individuals with AT&T or an AT&T Entity, as applicable, to the extent such service is recognized by AT&T for the purpose of eligibility for leave entitlement under the AT&T Leave of Absence Programs and FMLA; provided, that no duplication of benefits shall be required by the foregoing.

                  (c) As soon as administratively possible after the Close of the Distribution Date, AT&T shall provide to Lucent copies of all records pertaining to the AT&T Leave of Absence Programs and FMLA with respect to all Transferred Individuals to the extent such records have not been provided previously to Lucent or a Lucent Entity.

        5.15  AT&T WORKERS' COMPENSATION PROGRAM.

                          (a) ADMINISTRATION OF CLAIMS.

                           (i) Through the Close of the
Distribution Date or
such earlier date as may be agreed by AT&T and Lucent, (A) AT&T shall continue to be responsible for the administration of all claims that (1) are, or have been, incurred under the AT&T WCP before the Close of the Distribution Date by Transferred Individuals, Lucent Individuals and other employees and former employees of Lucent and the Lucent Entities through the Close of the Distribution Date ("Lucent WCP Claims") and (2) have been historically administered by AT&T or its insurance company, and (B) Lucent shall continue to be responsible for the administration of all Lucent WCP Claims that have been historically administered by the Lucent Business.

                           (ii) Effective immediately after the
Distribution
Date or such earlier date as may be agreed by AT&T and Lucent, (A) Lucent shall, to the extent Legally Permissible (as defined below), be responsible for the administration of all Lucent WCP Claims, whether those claims were previously administered by AT&T or Lucent, and (B) AT&T shall be responsible for the administration of all Lucent WCP Claims not administered by Lucent pursuant to clause (A), whether previously administered by AT&T or Lucent and whether under the self-insured or insured portion of the AT&T WCP. Any determination made, or settlement entered into, by either party or its insurance company with respect to Lucent WCP Claims for which it is administratively responsible shall be final and binding upon the other party.

                           (iii) Each party shall fully cooperate
with the other
with respect to the administration and reporting of Lucent WCP Claims, the payment of Lucent WCP Claims determined to be payable, and the transfer of the administration of any Lucent WCP Claims to the other party as determined under
Section 5.15(a)(ii). Either party shall have the right to "outsource" (i.e., transfer the administration of claims to a third party administrator or cause claims to be paid through insurance) any and all Lucent WCP Claims for which it is administratively responsible.

                           (iv) For purposes of this Section
5.15(a), "Legally
Permissible" shall be determined on a state-by-state basis, and shall mean that administration of Lucent

WCP Claims by Lucent both (A) is permissible under the applicable state's workers' compensation laws (taking into account all relevant facts, including that Lucent may have a self-insurance certificate in that state) and (B) would not have a material adverse effect on AT&T's self-insurance certificate within that state. If it is determined that, in a particular state, it is Legally Permissible for Lucent to administer Lucent WCP Claims, then Lucent shall be responsible for the administration of all Lucent WCP Claims incurred in that state, whether previously administered by AT&T, Lucent, or an insurance company. If it is determined that, in a particular state, it is not Legally Permissible for Lucent to administer Lucent WCP Claims, then AT&T shall be responsible for the administration of all Lucent WCP Claims incurred in that state, whether previously administered by AT&T, Lucent, or an insurance company.

                           (b) SELF-INSURANCE STATUS.

                           (i) AT&T shall amend its certificates of
self-insurance with respect to workers' compensation and any applicable group insurance policies to include Lucent until the Close of the Distribution Date, and Lucent shall fully cooperate with AT&T in obtaining such amendments. All costs incurred by AT&T in amending such certificates or group insurance policies, including filing fees, adjustments of security and excess loss policies and amendment of safety programs, shall be shared equally by AT&T and Lucent. AT&T shall use its reasonable best efforts to obtain self-insurance status for workers' compensation for Lucent effective Immediately after the Distribution Date in each jurisdiction in which Lucent conducts business and in which AT&T is self-insured, if AT&T determines that such status is beneficial to Lucent. Lucent hereby authorizes AT&T to take all actions necessary and appropriate on its behalf in order to obtain such self-insurance status.

                           (ii) AT&T shall also arrange a
contingent insured or
other arrangement for payment of workers' compensation claims, into which Lucent shall enter if and to the extent that AT&T fails to obtain self-insured status for Lucent as provided in Section 5.15(b)(i), unless Lucent obtains another such arrangement that is effective Immediately after the Distribution Date, in which event Lucent shall reimburse AT&T for any expenses incurred by AT&T in procuring such contingent arrangement.

                  (c)  INSURANCE POLICY.

                           (i) In the event the workers'
compensation insurance
policy that AT&T maintains under the AT&T WCP expires before the Distribution Date, AT&T shall use its reasonable best efforts to renew such policy and to cause the issuing insurance company to issue a separate policy to Lucent. If AT&T is not able to cause such insurance company to issue such separate insurance policy, Lucent shall use its reasonable best efforts to procure a separate policy from another insurance company or to obtain self-insurance status, and AT&T shall use its reasonable best efforts to continue to cover Lucent under its renewed policy until the earlier of (A) the date on which Lucent's application for such self-insurance status is approved or (B) the date on which a separate insurance policy is procured. Lucent shall compensate AT&T for all costs incurred by AT&T to continue such coverage. Any claims incurred by Transferred Individuals after the Close of the Distribution Date that will be covered under and during any such continuation of coverage shall be treated as being incurred before the Close of the Distribution Date for purposes of determining the party responsible for the administration of benefits.

                           (ii) AT&T shall use its best effort to
maintain the
premium rates for all workers' compensation insurance policies for both AT&T and Lucent in effect for periods through the Close of the Distribution Date to be based on the aggregate number of employees covered under the workers' compensation insurance policies of both AT&T and Lucent. Any premiums due under the separate workers' compensation insurance issued to Lucent shall be payable by Lucent.

         5.16 AMERICAN TRANSTECH INC. AND BENEFIT DIRECTIONS
ENROLLMENT CENTER.
AT&T shall cause American Transtech Inc. to enter into an agreement with Lucent for the provision of data and enrollment services and customer service for enrollment and eligibility matters through the 1996 fall open enrollment period using the Benefit Directions Enrollment Center (the "BDEC") and the Benefit
Direction System (the "BDS") database. Such services shall be provided by
American Transtech Inc. to Lucent on terms and conditions and at prices comparable to those on which American Transtech Inc. provides similar services to AT&T.

        5.17 AT&T EMPLOYEE ASSISTANCE PROGRAM. Effective Immediately after the Distribution Date, Lucent shall either (a) provide a centralized Lucent Employee Assistance Program staff to provide case management services for chemical dependency/substance abuse treatments to Transferred Individuals or (b) contract with the mental health network vendor used by AT&T to provide such services. As of the Close of the Distribution Date, the AT&T Employee Assistance Program shall cease to have any responsibility to provide case management services for any Transferred Individuals' chemical dependency/substance abuse treatments.

        5.18 AT&T WORK AND FAMILY PROGRAM. Before the Close of the Distribution Date, AT&T and Lucent shall use their reasonable best efforts to agree on the manner in which the Work and Family Program, including the Family Care Development Fund, will be jointly funded, operated and administered. Until an agreement is reached, AT&T will have sole responsibility for determining the 1996 grant payments to be made under the occupational and management Family Care Development Fund. After an agreement is reached, but no later than the Close of the Distribution Date, Lucent will have sole discretion to determine whether and at what rate to make payments for the Lucent Fund for Management Employees. In addition, Lucent will have sole discretion for administering the Lucent Family Development Fund Program, provided that it funds its proportionate share of the grants required by the National AT&T/CWA/IBEW Memorandum of Understanding executed by AT&T and the CWA and IBEW as of May 31, 1992 (the "1992 Collective Bargaining Agreement") and the Collective Bargaining Agreement. The share will be determined in accordance with a methodology agreed upon by AT&T and Lucent, and if they fail to agree upon a methodology, Lucent's allocable share shall be that portion of the total of such grants that bears the same relationship to such total grants as the number of Lucent Individuals who are occupational employees bears to total number of occupational employees of AT&T, the AT&T Entities, Lucent and the Lucent Entities as of the Participation Commencement Date. Until all of the foregoing obligations under the 1992 Collective
Bargaining Agreement and the Collective Bargaining Agreement have been satisfied, Lucent will provide AT&T with quarterly reports of occupational grants funded. Before the Close of the Distribution Date, AT&T shall use its reasonable best efforts to cause its agreement with its Work and Family vendors to permit Lucent to participate in the terms and conditions of such agreements until the expiration of the agreements. These efforts shall substantially conform to the guidelines set forth in Section 5.7(a) as if such agreements were ASO Contracts.

        5.19 WORLD WIDE WEB. Before the Close of the Distribution Date, AT&T and Lucent shall jointly continue to explore (including by participation in a testing program) the feasibility of offering participants in their Plans on-line computer access to the point-of-service provider directories, fee schedules, enrollment and other benefit communication materials through the AT&T customized Internet World Wide Web developed by AT&T Bell Laboratories and a third-party vendor. Lucent shall have the right to offer Lucent Plan participants these on-line computer services after the Distribution Date, provided that Lucent exercises this right by giving written notice of its intent to do so to AT&T on or before the Distribution Date. If the portion of AT&T Bell Laboratories responsible for developing and maintaining the AT&T customized Internet World Wide Web is transferred to Lucent pursuant to the Separation and Distribution Agreement, AT&T shall have the right to use, and Lucent agrees to maintain, this service pursuant to a contract entered into between AT&T and Lucent as soon as practicable after the Close of the Distribution Date. If the portion of AT&T Bell Laboratories responsible for developing and maintaining the AT&T customized Internet World Wide Web remains with AT&T pursuant to the Separation and Distribution Agreement, Lucent shall have the right to use, and AT&T agrees to maintain, this service pursuant to a contract entered into between AT&T and Lucent as soon as practicable after the Close of the Distribution Date.

        5.20  UNEMPLOYMENT INSURANCE TAX MANAGEMENT PROGRAM.

                  (a) AT&T shall cause Lucent to be covered under the AT&T Unemployment Insurance Tax Management Program from the Participation
Commencement Date through the Close of the Distribution Date. Lucent shall reimburse AT&T for its allocable share of fees paid by AT&T to its unemployment insurance tax management vendor for services rendered during such period. Lucent shall cooperate with the unemployment insurance tax management vendor by providing information in its possession that is necessary for administration of the AT&T Unemployment Insurance Tax Management Program.

                  (b) Before the Distribution Date, AT&T shall use its reasonable best efforts to cause its agreement with its unemployment insurance tax management vendor and any successor thereto to permit Lucent to participate in the terms and conditions of such agreements from Immediately after the Distribution Date through June 30, 1997. These efforts shall substantially conform to the guidelines set forth in Section 5.7(a) as if such agreements were ASO Contracts. AT&T shall use its reasonable best efforts to cause such agreements to provide that Lucent's participation shall include administration of all unemployment compensation claims of Transferred Individuals, Lucent Individuals and other employees and former employees of Lucent and the Lucent Entities, regardless of whether such claims were filed before, on, or after the Distribution Date.

        5.21  POST-DISTRIBUTION TRANSITIONAL ARRANGEMENTS.

                  (a) CONTINUANCE OF ELECTIONS, CO-PAYMENTS AND
MAXIMUM
BENEFITS.

                           (i) Lucent shall cause the Lucent
Health and Welfare
Plans to recognize and maintain all coverage and contribution elections made by Transferred Individuals under the AT&T Health and Welfare Plans and apply such elections under the Lucent Health and Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. The transfer or other movement of employment from AT&T to Lucent at any time before the Close of the Distribution Date shall neither constitute nor be treated as a "status change" under the AT&T Health and Welfare Plans or the Lucent Health and Welfare Plans.

                           (ii) Lucent shall cause the Lucent
Health and Welfare
Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits with respect to which such expenses have been incurred by Transferred Individuals under the AT&T Health and Welfare Plans for the remainder of the year in which the Distribution occurs, and (B) all benefits paid to Transferred Individuals under the AT&T Health and Welfare Plans for purposes of determining when such persons have reached their lifetime maximum benefits under the Lucent Health and Welfare Plans.

                           (iii) Lucent shall recognize and
maintain through
December 31, 1998 all eligible populations covered by the AT&T Health and Welfare Plans (as defined in the applicable AT&T Health and Welfare Plan documents), including Class I and Class II dependents, term and temporary employees, alternate benefit plan employees, and all categories of part-time employees (which are fully and non-fully eligible for company contributions).


                           (iv) Lucent shall (A) provide coverage
to Transferred
Individuals under the Lucent Group Life Program without the need to undergo a physical examination or otherwise provide evidence of insurability, and (B) recognize and maintain all irrevocable assignments and accelerated benefit option elections made by Transferred Individuals under the AT&T Group Life Program.


                  (b)  ADMINISTRATION.

                           (i) COORDINATION OF BENEFITS FOR
SPOUSES AND
DEPENDENTS. Effective as of the first January 1 that occurs on or after the Distribution Date, Lucent shall cause the Lucent Health and Welfare Plans to permit eligible Transferred Individuals to cover their lawful spouses as dependents if such lawful spouses are active or retired AT&T employees. As of the first January 1 that occurs on or after the Distribution Date, AT&T shall cause the AT&T Health and Welfare Plans to permit eligible AT&T and AT&T Entity employees to cover their lawful spouses as dependents if such lawful spouses are active or retired Lucent employees. All benefits provided under either the Lucent Health and Welfare Plans or the AT&T Health and Welfare Plans to a lawful spouse dependent of the other company's plans shall be coordinated pursuant to the terms and conditions of the applicable Health and Welfare Plans. Effective as of January 1, 1997, eligible dependents of AT&T and Lucent lawful spouse employees or lawful spouse retirees may be covered under both the Lucent Health and Welfare Plans and the AT&T Health and Welfare Plans, and the benefits provided under both plans shall be coordinated pursuant to the applicable terms and conditions of the respective Health and Welfare Plans in effect as of such date and thereafter as amended from time to time.

                           (ii) HCFA DATA MATCH. Immediately after
the
Distribution Date, Lucent shall assume all Liabilities relating to, arising out of or resulting from claims verified by AT&T or Lucent under the HCFA data match reports that relate to Transferred Individuals. Lucent and AT&T shall share all information necessary to verify HCFA data match reports regarding Transferred Individuals. Lucent shall not change any employee identification numbers assigned by AT&T without notifying AT&T of the change and the new Employee Identification Number. To the extent that AT&T enters into any settlement negotiations between its health plan carriers or claims administrators and HCFA before the end of the Occupational Transition Period, Lucent shall have the right to participate in such negotiations.

                  (c)  OTHER POST-DISTRIBUTION TRANSITIONAL RULES.

                           (i) AT&T HCRA PLAN. To the extent any
Transferred
Individual contributed to an account under the AT&T HCRA Plan during the calendar year that includes the Distribution Date, effective as of the Close of the Distribution Date, AT&T shall transfer to the Lucent HCRA Plan the account balances of Transferred Individuals for such calendar year under the AT&T HCRA Plan, regardless of whether the account balance is positive or negative.

                           (ii) AT&T CHILD/ELDER CARE
REIMBURSEMENT ACCOUNT
PLAN. To the extent any Transferred Individual contributed to the AT&T CECRA Plan during the calendar year that includes the Distribution Date, AT&T shall transfer the account balances of Transferred Individuals for such calendar year in the AT&T CECRA Plan to the Lucent CECRA Plan.


                           (iii) POST-RETIREMENT MEDICAL PLAN.
Pursuant to Code
SectionSection 401(h) and 420, Lucent shall comply with all cost maintenance period requirements and benefit maintenance period requirements that are applicable to post-retirement health benefits under the Lucent Health Plans for any pension asset transfers pursuant to Code Section 420 by or on behalf of AT&T for qualified current retiree health liabilities (as defined under Code Section
420). With respect to any pension asset transfers pursuant to Code Section 420, Lucent shall obtain AT&T's prior written approval before amending any Lucent Health Plan with respect to the provision of post-retirement health benefits during the cost maintenance or benefit maintenance periods to which the AT&T Health Plans are subject pursuant to Code Section 420. No pension asset transfer pursuant to Code Section 420 shall be made after the date hereof and before the Close of the Distribution Date unless Lucent and AT&T so agree.


                           (iv) HEALTH AND WELFARE PLANS
SUBROGATION RECOVERY.
After the Close of the Distribution Date, AT&T shall pay to Lucent or the Lucent Health Trusts (as appropriate) any amounts AT&T recovers from time to time through subrogation or otherwise for claims incurred by or reimbursed to any Transferred Individual. If Lucent recovers any amounts through subrogation or otherwise for claims incurred by or reimbursed to employees and former employees of AT&T or an AT&T Entity and their respective beneficiaries and dependents (other than Transferred Individuals), Lucent shall pay such amounts to AT&T or the AT&T Health Trusts (as appropriate).

                           (v) EXCHANGE OF HISTORICAL DATA. Both
AT&T and Lucent
shall have access to claims data configured on the Medical Information Data Analysis System database (or archived, if applicable) and to eligibility data configured on the eligibility database (or archived, if applicable) and to disability, medical and demographic data configured on the Health Planning Support System ("HPSS") database (or archived, if applicable) for all historical periods beginning January 1, 1989, up to and including eligibility, incurred claims and HPSS data for the calendar year that includes the Distribution Date, for all vendors administering the AT&T Medical Plans and Lucent Medical Plans. AT&T and Lucent shall cooperate in the collection of claims, eligibility and HPSS data during the period from the first January 1 that occurs after the Distribution Date through December 31, 1998, and share all such data. Both AT&T and Lucent shall have the right to access and use eligibility, incurred claims, and HPSS data for periods through December 31, 1998 for such purposes as each determines.

         5.22 APPLICATION OF ARTICLE V TO LUCENT ENTITIES. Any reference in this
Article V to "Lucent" shall include a reference to a Lucent Entity when and to the extent Lucent has caused the Lucent Entity to (a) become a party to a vendor contract, group insurance contract, or HMO letter agreement associated with a Lucent Health and Welfare Plan, (b) become a self-insured entity for the purposes of one or more Lucent Health and Welfare Plans, (c) assume all or a portion of the liabilities or administrative responsibilities for benefits which arose before the Close of the Distribution Date under an AT&T Health and Welfare Plan and which were expressly assumed by Lucent pursuant to the terms of this Agreement, or (d) take any other action, extend any coverage, assume any other liability or fulfill any other responsibility that Lucent would otherwise be required to take under the terms of this Article V, unless it is clear from the context that the particular reference is not intended to include a Lucent Entity. In all such instances in which a reference in this Article V to "Lucent" includes a reference to a Lucent Entity, Lucent shall be responsible to AT&T for ensuring that the Lucent Entity complies with the applicable terms of this Agreement and the Transferred
Individuals allocated to such Lucent Entity shall have the same rights and entitlements to benefits under the applicable Lucent Health and Welfare Plans that the Transferred Individual would have had if he or she had instead been allocated to Lucent.


                                   ARTICLE VI
              EXECUTIVE BENEFITS AND NON-EMPLOYEE DIRECTOR BENEFITS

         6.1 ASSUMPTION OF OBLIGATIONS. Effective Immediately after the Distribution Date, Lucent and the Lucent Entities shall assume and be solely responsible for all Liabilities to or relating to Transferred Individuals under all AT&T Executive Benefit Plans, other than any Liabilities to or relating to executives or former executives of NCR pursuant to separate agreements with such executives entered into in connection with AT&T's acquisition of NCR.

         6.2 CONSENTS AND NOTIFICATIONS. AT&T and Lucent shall use their reasonable best efforts to obtain, or cause to be obtained, to the extent necessary, the written consent of each Transferred Individual who is a party to an Individual Agreement and/or a participant in any AT&T Executive Benefit Plan, and of each Lucent Non-Employee Director who is a participant in any AT&T Non-Employee Director Plan, to the treatment of such Individual Agreement, Executive Benefit Plan and/or AT&T Non-Employee Director Plan, as applicable, in accordance with this Article VI, including the assumption by Lucent and the Lucent Entities, of sole responsibility for, and the release of AT&T and the AT&T Entities from, all Liabilities thereunder; provided, that no failure to seek or to obtain any such consent shall have any effect upon the obligations of Lucent and the Lucent Entities with respect to such Liabilities.

         6.3 AT&T SHORT TERM INCENTIVE PLAN. Lucent shall be responsible for determining, with respect to all Awards that would otherwise be payable under the AT&T Short Term Incentive Plan to Transferred
Individuals  for the 1996
performance year, (a) the extent to which established performance criteria (as interpreted by Lucent, in its sole discretion, after taking into account the effects of the IPO and the Distribution) have been met and (b) the payment level for each Transferred Individual.

         6.4 AT&T LONG TERM INCENTIVE PLANS. AT&T and Lucent shall use their reasonable best efforts to take all actions necessary or appropriate so that each outstanding Award granted under any AT&T Long Term Incentive Plan held by any Transferred Individual shall be replaced as set forth in this Section 6.4 with an Award under the Lucent Long Term Incentive Plan.

                  (a) TRANSFERRED INDIVIDUALS WHO ARE ACTIVE
EMPLOYEES OF
LUCENT.

                           (i) STOCK OPTIONS. Lucent shall cause
each Award
consisting of an AT&T Option that is outstanding as of the Close of the Distribution Date (or, in the case of a Lucent Administrative Employee, such later date as he or she becomes a Transferred Individual) and is held by a Transferred Individual who, as of the Distribution Date (or, in the case of a Lucent Administrative Employee, such later date as he or she becomes a Transferred Individual), is an active employee of or on leave of absence from Lucent or a Lucent Entity to be replaced, effective Immediately after the Distribution Date, with a Lucent Option. Such Lucent Option shall provide for the purchase of a number of shares of Lucent Common Stock equal to the number of shares of AT&T Common Stock subject to such AT&T Option as of the Close of the Distribution Date, multiplied by the Ratio, and then rounded down to the nearest whole share. Lucent shall pay to the holder of such replacement Award, at the time of such replacement, cash in lieu of any fractional share equal to the product of (A) the fraction represented by such fractional share times (B) (1) the excess of the Lucent Stock Value over (2) the per-share exercise price of such AT&T Option as of the Close of the Distribution Date divided by the Ratio. The per-share exercise price of such Lucent Option shall equal the per-share exercise price of such AT&T Option as of the Close of the Distribution Date divided by the Ratio. Each such Lucent Option shall otherwise have the same terms and conditions as were applicable to the corresponding AT&T Option as of the Close of the Distribution Date, except that references to AT&T and its Affiliates shall be amended to refer to Lucent and its Affiliates.

                           (ii) PERFORMANCE SHARES AND STOCK
UNITS. Lucent shall
cause each Award consisting of AT&T performance shares or AT&T stock units that is outstanding as of the Close of the Distribution Date (or, in the case of a Lucent Administrative Employee, such later date as he or she becomes a Transferred Individual) and is held by a Transferred Individual who, as of the Distribution Date (or, in the case of a Lucent Administrative Employee, such later date as he or she becomes a Transferred Individual), is an active employee of or on leave of absence from Lucent or a Lucent Entity to be replaced, effective Immediately after the Distribution Date, with a new performance share award or a new stock unit award, as the case may be, consisting of a number of Lucent performance shares or Lucent stock units, as the case may be, equal to the number of AT&T performance shares or AT&T stock units, as the case may be, constituting such Award immediately before the Distribution Date, multiplied by the Ratio, and then rounded down to the nearest whole share. Lucent shall pay to the holder of such replacement Award, at the time of such replacement, cash in lieu of any fractional share based on the Lucent Stock Value. Each such replacement Award shall otherwise have the same terms and conditions as were applicable to the corresponding AT&T Award as of the Close of the Distribution Date, except that references to AT&T and its Affiliates shall be amended to refer to Lucent and its Affiliates and dividend equivalent payments, if any, shall be payable after the Close of the Distribution Date with reference to dividends on Lucent Common Stock.

                           (iii) RESTRICTED STOCK AND RESTRICTED
STOCK UNITS.
Lucent shall cause each Award that consists of non-vested restricted shares of AT&T Common Stock or restricted stock units relating to shares of AT&T Common Stock that is outstanding as of the Close of the Distribution Date (or, in the case of a Lucent Administrative Employee, such later date as he or she becomes a Transferred Individual) and is held by a Transferred Individual who, as of the Close of the Distribution Date (or, in the case of a Lucent Administrative Employee, such later date as he or she becomes a Transferred Individual), is an active employee of or on leave of absence from Lucent or a Lucent Entity to be replaced, effective Immediately after the Distribution Date, with a new Award consisting of a number of non-vested restricted shares of Lucent Common Stock and/or restricted stock units relating to shares of Lucent Common Stock equal to the number of non-vested restricted shares or restricted stock units of AT&T Common Stock constituting such Award as of the Close of the Distribution Date multiplied by the Ratio, and then rounded down to the nearest whole share. Lucent shall pay to the holder of such replacement Award, at the time of such replacement, cash in lieu of any fractional share based on the Lucent Stock Value. Each such replacement Award shall otherwise have the same terms and conditions as were applicable to the corresponding AT&T Award as of the Close of the Distribution Date, except that references to AT&T and its Affiliates shall be amended to refer to Lucent and its Affiliates and dividend equivalent payments, if any, shall be payable after the Distribution Date with reference to dividends on Lucent Common Stock.

                           (iv) SPECIAL PAYMENT. On the thirtieth
day following
the Distribution Date, AT&T shall pay to Lucent an amount in cash equal to the excess, if any, of (a) the Gross Value of the Assumed Stock Awards over (b) seven percent (7%) of the Aggregate Lucent Stock Value.

                  (b) TRANSFERRED INDIVIDUALS WHO ARE NOT ACTIVE EMPLOYEES OF LUCENT. Each outstanding Award that is held by a Transferred Individual who, as of the Close of the Distribution Date (or, in the case of a Lucent Administrative Employee, such later date as he or she becomes a Transferred Individual), is not an active employee of or on leave of absence from Lucent or a Lucent Entity shall remain outstanding Immediately after the Distribution Date in accordance with its terms as applicable as of the Close of the Distribution Date, subject to such adjustments as may be applicable to outstanding Awards held by individuals who remain active employees of or on leave of absence from AT&T or an AT&T Entity after the Distribution Date.

         6.5 AT&T SENIOR MANAGEMENT INCENTIVE AWARD DEFERRAL PLAN. Each Transferred Individual who has a deferred AT&T share unit account under the AT&T Deferral Plan shall be permitted an irrevocable election to have the share units in such account converted to their cash value and transferred to the cash account under the AT&T Deferral Plan, which election shall be made in accordance with procedures established by AT&T, in its sole discretion, before and effective as of the Close of the Distribution Date. Immediately after the Distribution Date, the balance of any Transferred Individual in either an AT&T share unit account or a cash account under the AT&T Deferral Plan as of the Close of the Distribution Date shall be transferred to a Lucent share unit account or cash account, respectively, under the Lucent Deferral Plan, with a number of Lucent share units equal to the number of AT&T share units under the AT&T Deferral Plan as of the Close of the Distribution Date multiplied by the Ratio.

         6.6  NON-EMPLOYEE DIRECTOR BENEFITS.

                  (a) NON-EMPLOYEE DIRECTOR PLANS. As of the Closing Date, Lucent shall assume and be solely responsible for all Liabilities under the AT&T Non-Employee Director Plans to or relating to Lucent Non-Employee Directors.

                  (b) DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS. Each Lucent Non-Employee Director who has a deferred AT&T share unit account under the AT&T Deferred Compensation Plan for Non-Employee Directors shall be permitted an irrevocable election to have the share units in such account converted to their cash value and transferred to the cash account under the AT&T Deferred Compensation Plan for Non-Employee Directors, which election shall be made in accordance with procedures established by AT&T, in its sole discretion, before and effective as of the Closing Date. As of the Closing Date, the balance of any Lucent Non-Employee Director in either an AT&T share unit account or a cash account under the AT&T Deferred Compensation Plan for Non-Employee Directors shall be transferred to a Lucent share unit account or cash account, respectively, under the Lucent Deferred Compensation Plan for Non-Employee Directors, with a number of Lucent share units equal to the number of AT&T share units under the AT&T Deferred Compensation Plan for Non-Employee Directors as of the Closing Date multiplied by the amount obtained by dividing (A) the average of the daily high and low per-share prices of the AT&T Common Stock as listed on the NYSE during each of the five trading days Immediately after the Closing Date, by (B) the average of the daily high and low per-share prices of the Lucent Common Stock as listed on the NYSE during each of the five trading days Immediately after the Closing Date.

         6.7  NON-COMPETITION GUIDELINES.

                  (a) AT&T NON-COMPETITION GUIDELINE. Effective as of the Close of the Distribution Date, AT&T shall cause the AT&T Non-Competition Guideline to be amended to provide that until the end of the eighteenth calendar month that ends after the Close of the Distribution Date, employment by Lucent or a Lucent Entity shall not be a violation of the guideline.

                  (b) LUCENT NON-COMPETITION GUIDELINE. Effective Immediately after the Distribution Date, Lucent shall adopt a non-competition guideline, applicable to employees of Lucent and the Lucent Entities who are similarly situated to those employees of AT&T and the AT&T Entities who are subject to the AT&T Non-Competition Guideline, which guideline shall expressly provide that until the end of the eighteenth calendar month that ends after the Close of the Distribution Date, employment by AT&T shall not constitute a violation of the guideline.

                  (c) CONFIDENTIALITY AND PROPRIETARY INFORMATION. No provision of the Separation and Distribution Agreement shall be deemed to release any individual for any violation of the AT&T Non-Competition Guideline or any agreement or policy pertaining to confidential or proprietary information of AT&T or any of its Affiliates, or otherwise relieve any individual of his or her obligations under such Guideline or any such agreement or policy.

         6.8 RABBI TRUST AND CORPORATE-OWNED LIFE INSURANCE.


                  (a) ESTABLISHMENT OF MIRROR RABBI TRUST. Effective no later than Immediately after the Distribution Date, Lucent shall establish, or cause to be established, the Lucent Rabbi Trust as a grantor trust subject to Code SectionSection 671 et seq., which shall be substantially identical in all Material Features to the AT&T Rabbi Trust, other than the definitions of the terms "potential change in control" and "change in control." Lucent shall appoint as trustee under the Lucent Rabbi Trust the then-current trustee of the AT&T Rabbi Trust.


                  (b) FUNDING OF LUCENT RABBI TRUST.

                           (i) As of the earlier of the Close of
the
Distribution Date and the date when assets are first transferred or contributed to the Lucent Rabbi Trust (the "Rabbi

Trust Determination Date"), AT&T shall determine the amount of the liabilities under the AT&T Executive Benefits Plans (other than the AT&T Senior Management Incentive Award Deferral Plan) that are payable from the AT&T
Rabbi Trust.  AT&T
shall then cause the trustee of the AT&T Rabbi Trust to transfer to the trustee of the Lucent Rabbi Trust (A) the most recently purchased trust-owned life insurance policy held by the AT&T Rabbi Trust if more than one such policy is then so held (regardless of which entity employs the insured individuals), and
(B) if AT&T, in its sole discretion, so determines, all cash then held in the AT&T Rabbi Trust that is not invested in trust-owned life insurance. If AT&T determines (or projects) that immediately after such transfer the ratio of the value of the assets in the Lucent Rabbi Trust to the liabilities under the Lucent Executive Benefit Plans (other than the Lucent Senior Management Incentive Award Deferral Plan) that are payable from the Lucent Rabbi Trust will be less than the ratio of the value of the assets in the AT&T Rabbi Trust (before the allocation of assets to the Lucent Rabbi Trust) to the liabilities under the AT&T Executive Benefit Plans (other than the AT&T Senior Management Incentive Award Deferral Plan) (before the allocation of liabilities to the Lucent Rabbi Trust), then Lucent shall make an additional contribution to the Lucent Rabbi Trust from its general assets in cash, simultaneously with the transfer of assets from the AT&T Rabbi Trust to the Lucent Rabbi Trust, in an amount such that, immediately following the transfer of assets from the AT&T Rabbi Trust to the Lucent Rabbi Trust, the ratio of the value of the assets in the Lucent Rabbi Trust to the liabilities under the Lucent Executive Benefit Plans (other than the Lucent Senior Management Incentive Award Deferral Plan) will immediately thereafter be equal to the ratio of assets to liabilities under the AT&T Rabbi Trust (other than liabilities associated with the AT&T Senior Management Incentive Award Deferral Plan) immediately before the allocation of assets and liabilities to the Lucent Rabbi Trust. For purposes of this Section 6.8(b)(i), liabilities shall be determined based upon the "Full Funding Amount" as defined in Section 2.5 of the AT&T Rabbi Trust.

                           (ii) As of the Rabbi Trust
Determination Date, Lucent
and AT&T shall identify the Transferred Individuals and other individuals insured by trust-owned life insurance polices held by the trustee of the AT&T Rabbi Trust and (after any transfers described in Section 6.8(b)(i)) the trustee of the Lucent Rabbi Trust, and shall share (and shall cause the trustees of their respective Rabbi Trusts to share) such information as may be necessary for each to determine when and whether such individuals are deceased.

                  (c) CORPORATE-OWNED LIFE INSURANCE. Lucent and AT&T shall take all actions, including creating any trust arrangements necessary to replicate the manner in which AT&T has heretofore held such policies, and executing or accepting delivery of any assignments reasonably requested by either party or any insurance company insuring one or more lives under the Corporate-Owned Life Insurance, as may be necessary or appropriate in order to assign those policies insuring Transferred Individuals to Lucent, effective Immediately after the Distribution Date. If a Corporate-Owned Life Insurance Policy is so assigned to Lucent, Lucent shall assume and be solely responsible for all Liabilities, and shall be entitled to all benefits, thereunder, effective as of the earlier of
(i) the Close of the Distribution Date and (ii) the date of such assignment. AT&T and Lucent shall continue, liquidate and/or administer such Corporate-Owned Life Insurance Policies on terms and conditions agreed to by AT&T and Lucent. Lucent and AT&T shall share all information that may be necessary to identify the individuals insured by the Corporate-Owned Life Insurance policies owned by AT&T and Lucent and to determine when and whether such individuals are deceased.

         6.9 AT&T SPLIT DOLLAR LIFE INSURANCE. AT&T and Lucent shall take all actions necessary or appropriate to assign to Lucent, AT&T's rights and interests in the Split Dollar

Life Insurance policies under the Senior Management Individual Life Insurance Program and the Senior Management Basic Life Insurance Program issued by Metropolitan Life Insurance Company, Hartford Life Insurance Company, and Confederation Life Insurance Company (or their successors in interest, including Pacific Mutual Life Insurance Company), and any additional split dollar life insurance program that may be implemented by AT&T before the Close of the Distribution Date, with respect to Transferred Individuals, effective Immediately after the Distribution Date, and under the AT&T Non-Employee Director Plans with respect to AT&T Non-Employee Directors who become Lucent Non-Employee Directors, effective as of the Closing Date (such policies, the "Assigned Split Dollar Policies"). Such actions shall include Lucent's acceptance of any collateral assignments, policy endorsements or such other documentation executed by or on behalf of Transferred Individuals and Lucent Non-Employee Directors, or any trustee of any trust to which such individual's policy rights or incidents of ownership under the Assigned Split Dollar Policies have been assigned, and Lucent's entering into such agreements as may be necessary to fulfill any obligations of AT&T to any insurance company or insurance agent or broker under the Assigned Split Dollar Policies. From and after the date of the assignment of any Assigned Split Dollar Policy to Lucent, Lucent shall assume and be solely responsible for all Liabilities, and shall be entitled to all benefits, of AT&T under such policy and under the Senior Management Life Insurance Program, the Senior Management Basic Life Insurance Program, the AT&T Non-Employee Director Plans and any additional split dollar life insurance program that may be implemented by AT&T before the Close of the Distribution Date, as the case may be, with respect to such policies, and any related agreements entered into by Transferred Individuals or Lucent Non-Employee Directors.


                                   ARTICLE VII
                             MISCELLANEOUS BENEFITS

         7.1 TRANSFER OF STOCK PURCHASE PLAN RECORDKEEPING
ACCOUNTS. If the AT&T
Stock Purchase Plan is in effect as of the Close of the
Distribution  Date, AT&T
shall cause the recordkeeping accounts under the AT&T Stock Purchase Plan of all Transferred Individuals to be transferred, as of the Close of the Distribution Date or as soon as practicable thereafter, to, and Lucent shall cause the accounts to be accepted by, the recordkeeper for the Lucent Stock Purchase Plan. Lucent shall use its reasonable best efforts to enter into agreements satisfactory to Lucent with the recordkeeper of the AT&T Stock Purchase Plan to ensure the transfer and maintenance of the participant records. Through the end of the Occupational Transition Period, Lucent shall use a recordkeeper and an enrollment vendor under the Lucent Stock Purchase Plan compatible with the recordkeeper and enrollment vendor under the AT&T Stock Purchase Plan.

         7.2 CONCESSION TELEPHONE SERVICE. Effective Immediately after the Distribution Date through June 30, 1998, Lucent shall continue to provide a concession telephone service program for Transferred Individuals who are then retired or who retire on or before June 30, 1998, which shall be substantially identical in all Material Features to the corresponding AT&T concession telephone service program (provided, that Lucent shall only reimburse or pay for long-distance services provided by AT&T to such Transferred Individuals).

         7.3  SERVICE ANNIVERSARY AND RETIREMENT AWARD PROGRAM.

                  (a) Before the Close of the Distribution Date, AT&T shall use its reasonable best efforts to amend the service anniversary merchandise vendor contract in existence as of the date of this Agreement and related to the AT&T Service Anniversary and Retirement Award Program to permit Lucent and the Lucent Entities to participate in the terms and conditions of such contract effective Immediately after the Distribution Date. These efforts shall substantially conform with the guidelines set forth in Section 5.7(a) as if the service anniversary merchandise vendor contract were an ASO Contract.

                  (b) Lucent and the Lucent Entities may provide to their employees service anniversary merchandise bearing the name and/or logo of AT&T ordered by AT&T before the date of this Agreement and delivered under the Lucent Service Anniversary and Retirement Award Program to Transferred Individuals, Lucent Individuals and other employees and former employees of Lucent and the Lucent Entities whose service anniversary occurs on or before December 31, 1996, subject to the terms and conditions of any separate agreement between AT&T and Lucent regarding the use of the corporate names, logos, service marks and other intellectual property of AT&T and an AT&T Entity. No service anniversary merchandise bearing the corporate name and/or logo of AT&T shall be delivered to any Transferred Individuals, Lucent Individuals or other employees and former employees of Lucent and the Lucent Entities with respect to a service anniversary on or after January 1, 1997, without the express written consent of AT&T.

         7.4 SHARES FOR GROWTH PROGRAM. Effective Immediately after the Distribution Date, Lucent shall assume and be solely responsible for all Liabilities relating to, arising out of or resulting from awards to Transferred Individuals under the Shares for Growth Program provided for in the Collective Bargaining Agreement. Awards to Transferred Individuals payable after the Close of the Distribution Date shall be made in shares of Lucent Common Stock rather than shares of AT&T Common Stock, and in determining the number of shares of Lucent Common Stock Transferred Individuals will receive for such awards, the August 1995 reference price for a share of Lucent Common Stock shall be calculated by dividing the August 1995 reference price for a share of AT&T Common Stock as set forth in the Collective Bargaining Agreement by the Ratio.

         7.5 THEODORE N. VAIL AWARD TRUST ASSETS. Lucent shall have the option to continue to offer the Theodore N. Vail Memorial Fund Awards program to its employees after the Close of the Distribution Date, provided that it exercises this option by giving written notice of its intent to AT&T before the Close of the Distribution Date. If Lucent elects to offer the Theodore N. Vail Awards program, and it is determined by AT&T to be legally permissible to transfer assets from the AT&T Theodore N. Vail Awards trust to a trust established by Lucent for purposes of the Lucent Theodore N. Vail Awards program, AT&T shall transfer from the AT&T Theodore N. Vail Awards trust to such trust established by Lucent assets determined by AT&T to have a fair market value that bears the same relationship to the fair market value of the total assets in such AT&T trust as the number of Transferred Individuals bears to the total number of employees and former employees of AT&T, the AT&T Entities, Lucent and the Lucent Entities as of the Close of the Distribution Date. AT&T shall have the sole discretion to determine whether such assets will be transferred to the Lucent trust in the form of AT&T Stock or cash or a combination thereof.

         7.6 1996 MANAGEMENT INCENTIVE COMPENSATION PAYMENTS. Effective Immediately after the Distribution Date, Lucent shall be responsible for determining, with respect to company performance awards, unit performance awards, and merit awards that would otherwise be payable under AT&T's management compensation program to Transferred Individuals for the 1996 performance year,
(a) the extent to which established performance criteria (as interpreted by Lucent, in its sole discretion, after taking into account the effects of the IPO and the Distribution) have been met and (b) the payment level for each Transferred Individual.

                                  ARTICLE VIII
                           GENERAL AND ADMINISTRATIVE

         8.1 PAYMENT OF 1996 ADMINISTRATIVE COSTS AND EXPENSES.

                  (a) SHARED  COSTS.  The  estimated  budget for 1996 for AT&T's
Benefits and Compensation organization is set forth on Schedule VII. AT&T and Lucent shall each be responsible for their allocable share of such budgeted costs as set forth on Schedule VII. Lucent shall pay to AT&T one-twelfth of its allocable share of such budgeted costs each month during 1996. AT&T shall provide,  as  soon as  practicable  after  the  date  of  this  Agreement,  such information as may reasonably be requested by Lucent concerning the determination of such budgeted costs.

                  (b) ADDITIONAL UNANTICIPATED EXPENSES. If there are additional expenses not anticipated in the 1996 budget for AT&T's Benefits and Compensation organization, then Lucent shall pay to AT&T one-half of such unanticipated expenses, but only to the extent that the additional expenses are (i) reasonable and necessary and (ii) incurred as a direct result of, and solely for the purpose of, the normal administration (as currently projected for 1996) of the AT&T Plans and the Lucent Plans during 1996. If any unanticipated expenses are incurred at the request of Lucent or a Lucent Entity, they shall be the sole responsibility of Lucent. Any other unanticipated expenses shall be the sole responsibility of AT&T.

                  (c) ADMINISTRATIVE PERSONNEL. A schedule of the individuals employed in AT&T's Benefits and Compensation organization who have been designated to become employees of Lucent or a Lucent Entity (the "Lucent
Administrative Employees") has been agreed to by Lucent and AT&T. The Lucent Administrative Employees shall remain on AT&T's payroll until December 31, 1996 unless AT&T and Lucent agree to a different date. If AT&T and Lucent elect that the Lucent Administrative Employees be placed on the Lucent payroll before January 1, 1997, then Lucent's direct cost with respect to the Lucent Administrative Employees (including salary and loading for benefit related charges) for each month after they leave AT&T's payroll shall be subtracted from the monthly amount payable by Lucent in accordance with Section 8.1(a). Such individuals shall become Transferred Individuals when they are placed on the payroll of Lucent or a Lucent Entity if such date is after the Close of the Distribution Date. Regardless of whether the Lucent Administrative Employees are on the payroll of AT&T or Lucent or a Lucent Entity, they shall be subject to the supervision of AT&T's Senior Vice President, Benefits and Compensation, or his delegates, through December 31, 1996.

                  (d)   POST-DISTRIBUTION   ADMINISTRATION  IN
1996.  From  the
Distribution  Date  through  December 31, 1996,  AT&T's  Senior Vice  President,
Benefits and Compensation, and his staff (including the Lucent Administrative Employees) shall have full authority and responsibility to administer the Lucent Plans to the same extent as if AT&T's Senior Vice President, Benefits and Compensation, and his staff were employees of Lucent or a Lucent Entity. Notwithstanding the foregoing, Lucent shall retain all fiduciary responsibility for the administration of the Lucent Plans and, subject to the need to conform the administration of the AT&T Plans and the Lucent Plans during 1996, Lucent shall have the right to direct AT&T's Senior Vice President, Benefits and
Compensation, in the manner in which it intends the Lucent Plans to be administered.

         8.2 PAYMENT OF LIABILITIES, PLAN EXPENSES AND RELATED
MATTERS.

                  (a) ACTUARIAL AND ACCOUNTING METHODOLOGIES AND ASSUMPTIONS. For purposes of this Agreement, unless specifically indicated otherwise: (i) all actuarial methodologies and assumptions used for a particular Plan shall (except to the extent otherwise determined by AT&T and Lucent to be reasonable or necessary) be substantially the same as those used in the actuarial valuation of that Plan used to determine minimum funding requirements under ERISA Section 302 and Code Section 412 for 1996, or, if such Plan is not subject to such minimum funding requirements, used to determine AT&T's deductible contributions under Code Section 419A or, if such Plan is not subject to Code Section 419A, the assumptions used to prepare AT&T's audited financial statements for 1996, as the case may be; and (ii) the value of plan assets shall be the value established for purposes of audited financial statements of the relevant plan or trust for the period ending on the date as of which the valuation is to be made. Lucent Liabilities relating to, arising out of or resulting from the status of Lucent and the Lucent Entities as Participating Companies in AT&T Plans, as provided for in Section 2.2 and all accruals relating thereto shall be determined by AT&T using actuarial assumptions and methodologies (including with respect to demographics, medical trends and other relevant factors) determined by AT&T in a manner consistent with AT&T's practice as in effect on the Participation Commencement Date and in conformance with the generally accepted actuarial principles promulgated by the American Academy of Actuaries, the Code, ERISA, and/or generally accepted accounting principles, as applicable, in each case as interpreted by AT&T consistent with past practice. Except as otherwise contemplated by this Agreement or as required by law, all determinations as to the amount or valuation of any assets of or relating to any AT&T Plan (whether or not such assets are being transferred to a Lucent Plan) shall be made pursuant to procedures to be established by the parties before the Closing Date.

                  (b) PAYMENT OF LIABILITIES; DETERMINATION OF EMPLOYEE STATUS. Lucent shall pay directly, or reimburse AT&T promptly for, all Liabilities assumed by it pursuant to this Agreement, including all compensation payable to Lucent Individuals and Transferred Individuals for services rendered while in the employ of AT&T or an AT&T Entity before becoming a Lucent Individual or Transferred Individual, respectively (to the extent not charged for pursuant to Section 8.1 or another Ancillary Agreement). To the extent the amount of such Liabilities is not yet determinable because the status of individuals as Lucent Individuals or Transferred Individuals is not yet determined, except as otherwise specified herein or in another Ancillary Agreement with respect to particular Liabilities, Lucent shall make such payments or reimbursements based upon AT&T's reasonable estimates of the amounts thereof, and when such status is determined, Lucent shall make additional reimbursements or payments, or AT&T shall reimburse Lucent, to the extent necessary to reflect the actual amount of such Liabilities. In determining the number of individuals in any particular group of employees described in this Agreement (such as "Transferred Individuals and Lucent Individuals"), no individual shall be counted twice (even if, for example, he or she is both a Lucent Individual and a Transferred Individual). Determinations of what entity employs or employed a particular individual shall be made by reference to the applicable legal entity and/or other appropriate accounting code, to the extent possible.

                  (c) CONTRIBUTIONS TO TRUSTS. Lucent shall pay its share of any contributions made to any trust maintained in connection with an AT&T Plan with respect to any period while Lucent or a Lucent Entity is a Participating Company in that AT&T Plan; provided, however, that Lucent shall not be required to contribute to the AT&T Rabbi Trust after the date of this Agreement. Lucent's share of any contributions to the AT&T Health Benefits Trust shall be determined based on AT&T's reasonable estimate of the claims under the AT&T Plans funded through such trust that are paid to or for the benefit of Lucent Individuals and other employees and former employees of Lucent and the Lucent Entities, Transferred Individuals and beneficiaries and dependents thereof, until a cash benefit payment procedure for daily check presentments separately to Lucent and the Lucent Entities for such claims is implemented, after which Lucent's share of such contributions shall be determined based upon such procedure. Lucent's share of any contributions to any other such trust shall be determined by AT&T by computing separate contribution amounts for AT&T and Lucent, as if Lucent and the Lucent Entities were not Affiliates of AT&T and the AT&T Entities, but followed the same funding policy and used the same funding assumptions as AT&T and the AT&T Entities with respect to such trust; provided, that if the sum of the amounts so determined is less than or exceeds the total contribution to be made to such trust in accordance with such funding policy as applied to AT&T, the AT&T Entities, Lucent and the Lucent Entities as a group, then Lucent's share of such contribution shall be determined by increasing or reducing both such amounts, as applicable, proportionately so as to eliminate such difference.

                  (d) PARTICIPANT CONTRIBUTIONS; SETTLEMENTS, REFUNDS, AND SIMILAR PAYMENTS. Until such time as a cash benefit payment procedure is implemented pursuant to which the participant contributions made under any AT&T Health and Welfare Plan made by Lucent Individuals, Transferred Individuals and other employees and former employees of Lucent and the Lucent Entities and beneficiaries and dependents thereof can be specifically identified as such, for purposes of determining the Lucent Liabilities associated with such Plan, such individuals shall be deemed to have made such contributions in an amount that bears the same relationship to the total contributions by all participants to such Plan as the number of such individuals who are participants in such Plan bears to the total number of participants in such Plan. If AT&T or an AT&T Entity receives any amount that represents an offset to or reduction of any Liability relating to, arising out of or resulting from any AT&T Plan (including any amount received in settlement of a dispute regarding the amount of benefits payable under such Plan and any refund of premiums paid to an insurer of benefits under such Plan) with respect to a period before the Close of the Distribution Date, then except to the extent Section 5.21(c)(iv) is applicable, AT&T shall pay to Lucent a portion of such amount that bears the same relationship to the total of such amount as the number of Lucent Individuals, Transferred Individuals and other employees and former employees of Lucent and the Lucent Entities who were participants in such Plan during the period to which such amount relates bears to the total number of participants in such Plan.

                  (e) ADMINISTRATIVE  EXPENSES NOT CHARGEABLE TO A TRUST. To the
extent not charged for pursuant to Section 8.1 or another Ancillary Agreement or the ASA Agreement and to the extent not chargeable to a trust established in connection with an AT&T Plan, Lucent shall be responsible, through either direct payment from its own cash or reimbursement of AT&T from its own cash, for the following expenses in the administration of the AT&T Plans while Lucent or a Lucent Entity is a Participating Company in such Plans (and except as expressly provided below, Lucent's allocable share of the following administrative expenses shall be that portion of the total such expenses that bears the same relationship to such total expenses as the number of Lucent Individuals, Transferred Individuals and other employees and former employees of Lucent and the Lucent Entities who are participants in the applicable Plan bears to total number of participants in such Plan): (i) the costs incurred in the administration of the AT&T Pension Plans and other Plans providing benefits to retired individuals, including the cost of managing any trust assets and performing actuarial calculations (which shall be shared equally between Lucent and AT&T); (ii) the recordkeeping costs (including expenses in development and operation of the daily valuation recordkeeping system for the AT&T LTSSP) and other costs incurred in the administration of the AT&T Savings Plans (including expenses in employee communications materials for the AT&T Savings Plans and consultant and other out-of-pocket fees and expenses generally related to the design or administration of the AT&T Savings Plans); (iii) the fees paid to benefit delivery vendors under AT&T Health and Welfare Plans; (iv) COBRA administrative costs (of which Lucent's allocable share shall be that portion of the total such costs that bears the same relationship to such total costs as the number of Lucent Individuals, Transferred Individuals and other employees and former employees of Lucent and the Lucent Entities and beneficiaries and dependents thereof who are participants in the applicable Plan bears to total number of participants in such Plan); (v) the cost of administrative services for the Family Care Development Fund and other Work and Family programs; (vi) the costs incurred in the administration of the AT&T Executive Benefits Plans, including payments made to insurance agents and brokers (such as the agents and brokers who administer corporate-owned life insurance and trust-owned life insurance programs), and payments made to vendors (such as the vendor(s) who administer the AT&T Senior Management Financial Counseling Program); (vii) the expenses incurred in establishing the AT&T Stock Purchase Plan and its recordkeeping system; (viii) the consultant and other out-of-pocket fees and expenses (including accounting, actuarial, consulting, and legal fees, and photocopying, printing, and similar expenses) generally related to the design or administration of the AT&T Plans (which shall be shared equally between Lucent and AT&T); (ix) the payments for administration of the AT&T Rabbi Trust and for actuarial and legal work in connection with the AT&T Rabbi Trust (which shall be shared equally between Lucent and AT&T); and (x) the payments for the management of the assets of the AT&T Rabbi Trust (which shall be prorated between Lucent and AT&T based on relative value of Lucent's and AT&T's share of the liabilities funded by AT&T Rabbi Trust assets with respect to AT&T and Lucent Executives as reflected in the IPO Registration Statement).

                  (f) STOCK AWARD CHARGEBACKS. Lucent shall pay AT&T the following amounts: (i) with respect to each AT&T Option that is exercised by a Lucent Individual or another employee of Lucent or a Lucent Entity at any time after the Closing Date, the Spread on such Option; (ii) with respect to each purchase of AT&T Common Stock pursuant to the AT&T Stock Purchase Plan by a Lucent Individual or another employee of Lucent or a Lucent Entity at any time after the Closing Date, the Spread with respect to such purchase; (iii) with respect to the vesting or delivery at any time after the Closing Date of shares of AT&T Common Stock pursuant to an Award (other than an AT&T Option) held by a Lucent Individual or another employee of Lucent or a Lucent Entity, the Value of such AT&T Common Stock on the date of such vesting or delivery. AT&T shall bill Lucent for such amounts from time to time (but only after the exercise, purchase, vesting or delivery that gives rise to the obligation to make any such payment), and Lucent shall pay such amounts promptly after receipt of such bills. The "Spread" on an Option or with respect to a purchase pursuant to the AT&T Stock Purchase Plan means the excess, if any, of the Value of the purchased shares on the date of exercise of such Option or the date of such purchase, as applicable, over the price paid for such shares. The "Value" of a share of AT&T Common Stock on a given date means the average of the high and the low per-share prices of the AT&T Common Stock as listed on the NYSE on such date, or if there is no trading on the NYSE on such date, on the most recent previous date on which such trading takes place.

         8.3 1984 AT&T UNFUNDED DIVESTITURE REIMBURSEMENT AGREEMENTS. In order to permit AT&T to continue to honor any obligations it may have for on-going reimbursement costs payable periodically to the seven Regional Bell Holding
Companies and Bell Communications Research, Inc. in accordance with the provisions of the Unfunded Cost Sharing Agreements, Lucent shall provide, on an annual basis and in accordance with the schedule provided to Lucent by AT&T, at no cost to AT&T, any information in its possession required to enable AT&T to determine, validate, and reconcile the AT&T offset amounts specified in the Unfunded Cost Sharing Agreements. Lucent shall also provide AT&T with information in its possession to the extent requested by a party to an Unfunded Cost Sharing Agreement pursuant to its rights thereunder to audit information provided by Lucent to AT&T. If Lucent or any Lucent Entity grants an "ad hoc pension increase" as defined in either of the Unfunded Cost Sharing Agreements, as a result of which AT&T or any AT&T Entity is required to pay pursuant to either or both of the Unfunded Cost Sharing Agreements any amounts in excess of the amounts it would have been required to pay absent such ad hoc pension increase, then Lucent shall reimburse AT&T for the amount of such excess, as and when it is paid by AT&T or such AT&T Entity. The parties agree that any such ad hoc increase made by Lucent or any Lucent Entity to the extent not in excess of a prior ad hoc increase by AT&T or any AT&T Entity made after the date hereof will not give rise to any reimbursement obligation pursuant to the foregoing sentence, but an ad hoc increase made by Lucent or any Lucent Entity prior to any ad hoc increase made by AT&T or any AT&T Entity will give rise to such reimbursement obligation (with no reduction in such reimbursement obligation due to the subsequent ad hoc increase by AT&T or any AT&T Entity). Except as specifically provided in the preceding two sentences, the foregoing shall not be deemed to give rise to any liability of Lucent under the Unfunded Cost Sharing Agreements.



         8.4 SHARING OF PARTICIPANT INFORMATION. AT&T and Lucent shall share, AT&T shall cause each applicable AT&T Entity to share, and Lucent shall cause each applicable Lucent Entity to share, with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each of the AT&T Plans and the Lucent Plans during the respective Transition Periods applicable to such Plans, and with respect to each of the AT&T Health and Welfare Plans and Lucent Health and Welfare Plans, any additional periods during which such Plan is subject to the restrictions of Section 5.8. AT&T and Lucent and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for such administration. Until the Close of the Distribution Date, all participant information shall be provided in the manner and medium applicable to Participating Companies in the AT&T Plans generally, and thereafter until December 31, 1998, all participant information shall be provided in a manner and medium that is compatible with the data processing systems of AT&T as in effect of the Close of the Distribution Date, unless otherwise agreed to by AT&T and Lucent.

         8.5 REPORTING AND DISCLOSURE AND COMMUNICATIONS TO PARTICIPANTS. While Lucent is a Participating Company in the AT&T Plans, Lucent shall take, and shall cause each other applicable Lucent Entity to take, all actions necessary or appropriate to facilitate the distribution of all AT&T Plan-related communications  and  materials to  employees,  participants  and  beneficiaries, including summary plan descriptions and related summaries of material modification, summary annual reports, investment information, prospectuses, notices and enrollment material for the Lucent Plans. Lucent shall pay AT&T the cost relating to the copies of all such documents provided to Lucent, except to the extent such costs are charged pursuant to Section 8.1 or pursuant to an Ancillary Agreement or the ASA Agreement. Lucent shall assist, and Lucent shall cause each other applicable Lucent Entity to assist, AT&T in complying with all reporting and disclosure requirements of ERISA, including the preparation of Form 5500 annual reports for the AT&T Plans, where applicable.

         8.6 NON-TERMINATION OF EMPLOYMENT; NO THIRD-PARTY BENEFICIARIES. No provision of this Agreement or the Separation and Distribution Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Lucent Individual, Transferred Individual or other future, present or former employee of AT&T, an AT&T Entity, Lucent, or a Lucent Entity under any AT&T Plan or Lucent Plan or otherwise. Without limiting the generality of the foregoing: (i) neither the Distribution nor the termination of the Participating Company status of Lucent or a Lucent Entity shall cause any employee to be deemed to have incurred a termination of employment which entitles such individual to the commencement of benefits under any of the AT&T Plans, any of the Lucent Plans, or any of the Individual Agreements; and (ii) except as expressly provided in this Agreement, nothing in this Agreement shall preclude Lucent, at any time after the Close of the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Lucent Plan, any benefit under any Plan or any trust, insurance policy or funding vehicle related to any Lucent Plan.

         8.7 PLAN AUDITS.

                  (a) AUDIT RIGHTS WITH RESPECT TO THE ALLOCATION OR TRANSFER OF PLAN ASSETS. The allocation of Pension Plan assets and liabilities pursuant to
Section 3.2, the transfer of assets from AT&T VEBAs pursuant to Sections 5.3 and 5.5, the transfer of RFA assets pursuant to Section 5.4 and the transfer of assets from the AT&T Rabbi Trust pursuant to Section 6.8 shall be audited on behalf of both AT&T and Lucent by the consulting firm of Milliman & Robertson. The scope of such audit shall be limited to the accuracy of the data and the accuracy of the computation and adherence to the methodology specified in this Agreement and except as set forth in the last sentence of this Section 8.7(a), such audit shall not be binding on the parties. Milliman & Robertson shall provide its report to both AT&T and Lucent. No other audit shall be conducted with respect to the transfer or allocation of Plan assets. The costs of such audit shall be shared equally by AT&T and Lucent, or, at each company's discretion and to the extent allocable thereto, by their respective Pension Plans. To the extent such audit recommends a change to the value of assets allocated to a Lucent Plan of less than 0.25%, the original determination shall be binding on the parties and shall not be subject to the dispute resolution process provided under the Separation and Distribution Agreement. To the extent such audit recommends such a change of 0.25% or more, any unresolved dispute between the parties as to whether and how to make any change in response to such recommendation shall be subject to the dispute resolution process provided under the Separation and Distribution Agreement.

                  (b) AUDIT RIGHTS WITH RESPECT TO INFORMATION
PROVIDED.

                           (i) Each of AT&T and Lucent, and their
duly
authorized representatives, shall have the right to conduct audits with respect to all information provided to it by the other party. The party conducting the audit (the "Auditing Party") shall have the sole discretion to determine the procedures and guidelines for conducting audits and the selection of audit representatives under this Section 8.7(b); provided, that audits with respect to the allocation or transfer of Plan assets and liabilities shall be subject only to Section 8.7(a). The Auditing Party shall have the right to make copies of any records at its expense, subject to the confidentiality provisions set forth in the Separation and Distribution Agreement, which are incorporated by reference herein. The party being audited shall provide the Auditing Party's representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provide workspace to its representatives. After any audit is completed, the party being audited shall have the right to review a draft of the audit findings and to comment on those findings in writing within five business days after receiving such draft.

                           (ii) The Auditing Party's audit rights
under this
Section 8.7(b) shall include the right to audit, or participate in an audit facilitated by the party being audited, of any Subsidiaries and Affiliates of the party being audited and of any benefit providers and third parties with whom the party being audited has a relationship, or agents of such party, to the extent any such persons are affected by or addressed in this Agreement (collectively, the "Non-parties"). The party being audited shall, upon written request from the Auditing Party, provide an individual (at the Auditing Party's expense) to supervise any audit of a Non-party. The Auditing Party shall be responsible for supplying, at the Auditing Party's expense, additional personnel sufficient to complete the audit in a reasonably timely manner. The responsibility of the party being audited shall be limited to providing, at the Auditing Party's expense, a single individual at each audited site for purposes of facilitating the audit.

                  (c) AUDITS REGARDING VENDOR CONTRACTS. From Immediately after the Distribution Date through December 31, 1998, AT&T and Lucent and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the AT&T Health and Welfare Plans and the Lucent Health and Welfare Plans. The scope of such audits shall encompass the review of all correspondence, account records, claim forms, canceled drafts (unless retained by the bank), provider bills, medical records submitted with claims, billing corrections, vendor's internal corrections of previous errors and any other documents or instruments relating to the services performed by the vendor under the applicable vendor contracts. AT&T and Lucent shall agree on the performance standards, audit methodology, auditing policy and quality measures and reporting requirements relating to the audits described in this Section 8.7 and the manner in which costs incurred in connection with such audits will be shared.

         8.8 BENEFICIARY DESIGNATIONS. All beneficiary designations made by Transferred Individuals for AT&T Plans shall be transferred to and be in full force and effect under the corresponding Lucent Plans until such beneficiary designations are replaced or revoked by the Transferred Individual who made the beneficiary designation.

         8.9  REQUESTS FOR IRS RULINGS AND DOL OPINIONS.

                  (a) COOPERATION. Lucent shall cooperate fully with AT&T on any issue relating to the transactions contemplated by this Agreement for which AT&T elects to seek a determination letter or private letter ruling from the IRS or an advisory opinion from the DOL. AT&T shall cooperate fully with Lucent with respect to any request for a determination letter or private letter ruling from the IRS or advisory opinion from the DOL with respect to any of the Lucent Plans relating to the transactions contemplated by this Agreement.

                  (b) APPLICATIONS. AT&T and Lucent shall make such applications to regulatory agencies, including the IRS and DOL, as may be necessary to ensure that any transfers of assets from the AT&T Health Trusts to the Lucent Health Trusts and from the AT&T LTD VEBA to the Lucent LTD VEBA will neither (i) result in any adverse tax, legal or fiduciary consequences to AT&T and Lucent, the AT&T Health Trusts and the AT&T LTD VEBA, the Lucent Health Trusts and the Lucent LTD VEBA, any participant therein or beneficiaries thereof, or any of AT&T Health Trusts and the AT&T LTD

VEBA, any successor welfare benefit funds established by or on behalf of Lucent, or the trustees of such trusts, nor (ii) contravene any statute, regulation or technical pronouncement issued by any regulatory agency. Before the Close of the Distribution Date, Lucent shall prepare all forms required to obtain favorable tax-exempt determination letters from the IRS for the Lucent Health Trusts and the Lucent LTD VEBA, and, if applicable, the Lucent Union VEBA.
Lucent and AT&T
agree to cooperate with each other to fulfill any filing and/or regulatory reporting obligations with respect to such transfers.

                  (c) LIFE INSURANCE. To the extent the transfer or allocation of all or a portion of any life insurance policies results in any adverse tax or legal consequences, including (i) any finding that such transfer results in the creation of a modified endowment contract within the meaning of Code Section 7702A, a transfer for value within the meaning of Code Section 101(a), or a lack of insurable interest for either AT&T or Lucent (or their respective trusts, if any), or (ii) multiple claims for insurance proceeds, AT&T and Lucent shall take such steps as may be necessary to contest any such finding and, to the extent of any final determination that such adverse tax or legal consequences will result, AT&T and Lucent shall make such further adjustments so as to place both parties in the proportionate financial position that they each would have been in relative to the other but for such adverse tax or legal consequences.

         8.10  FIDUCIARY MATTERS.

                  (a) FIDUCIARY STATUS. AT&T and Lucent each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard.

                  (b) INDEPENDENT FIDUCIARY. Lucent shall retain a fiduciary independent of AT&T to review and approve the types and value of the assets to be transferred to the Lucent Plans from the AT&T Plans as described in Articles III and IV of this Agreement to the extent that such Plans are subject to Part 4 of Title I of ERISA. The foregoing shall not prevent Lucent from engaging any fiduciaries for any other purposes.

         8.11 AGREEMENT WITH ACTUARIAL SCIENCES ASSOCIATES, INC. Lucent shall enter into an agreement with Actuarial Sciences Associates, Inc. ("ASA"), in a form substantially similar to Exhibit A. Within 60 days after the Distribution Date, such agreement shall be presented for ratification by Lucent's Board of Directors or its authorized delegate.

         8.12 COLLECTIVE BARGAINING. To the extent any provision of this Agreement is contrary to the provisions of the Collective Bargaining Agreement or any other collective bargaining agreement to which AT&T or any Affiliate of AT&T is a party, the terms of such collective bargaining agreement shall prevail. Should any provisions of this Agreement be deemed to relate to a topic determined by an appropriate authority to be a mandatory subject of collective bargaining, AT&T or Lucent may be obligated to bargain with the union representing affected employees concerning those subjects. Neither party will agree to a modification of the Collective Bargaining Agreement without the consent of the other. In the event a force surplus affecting members of a bargaining unit in both AT&T or any AT&T Entity (on the one hand) and Lucent or any Lucent Entity (on the other hand) directly results, due to the provisions of the Collective Bargaining Agreement, in an employee involuntarily leaving the payroll of the party not declaring the surplus, then the party declaring the surplus shall bear the cost of any severance payable to such employee.

         8.13 CONSENT OF THIRD PARTIES. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or a union) and such consent is withheld, AT&T and Lucent shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, AT&T and Lucent shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase "reasonable best efforts" as used herein shall not be construed to require the incurrence of any non-routine or unreasonable expense or liability or the waiver of any right.

         8.14 POST-DISTRIBUTION  BENEFIT
DELIVERY/ADMINISTRATION.  Lucent shall
continue to use the P2000 benefit administration system and a compatible pension payment system, to administer the Lucent Pension Plans through the end of the Management Transition Period.

         8.15 QUIET PERIODS. Lucent shall take such action as is necessary to ensure that participants in the Lucent LTSSP, the Lucent LTSPME, and the Lucent RSPSP are notified that a quiet period will occur beginning on or about October 1, 1996, during which changes in investment direction with respect to participants' accounts generally will not be permitted.


                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 FOREIGN PLANS. As soon as practicable after the date of this Agreement, AT&T and Lucent shall enter into an agreement regarding the treatment of Foreign Plans consistent with the principles set forth in Exhibit B hereto.

         9.2 RESOURCE LINK EMPLOYEES. The following individuals who are employees of AT&T or an AT&T Entity as of the Close of the Distribution Date shall become employees of Lucent or a Lucent Entity Immediately after the Distribution Date, and shall be Transferred Individuals: (a) a maximum of 208 such individuals who, as of the Close of the Distribution Date, are on Resource Link assignments to Lucent or a Lucent Entity as of that time, or whose most recent Resource Link assignment before the Close of the Distribution Date was with Lucent or a Lucent Entity; (b) a maximum of 48 additional individuals who are, as of the Close of the Distribution Date, on Resource Link assignment to common support functions or whose most recent Resource Link assignment before the Close of the Distribution Date was to common support functions; and (c) term employees who are, as of the Close of the Distribution Date, on Resource Link assignments with Lucent or a Lucent Entity.

         9.3 EFFECT IF DISTRIBUTION DOES NOT OCCUR. If the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Close of the Distribution Date, Immediately after the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by Lucent and AT&T.

         9.4 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

         9.5 AFFILIATES. Each of AT&T and Lucent shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by an AT&T Entity or a Lucent Entity, respectively.

         9.6 INCORPORATION OF SEPARATION AND DISTRIBUTION AGREEMENT PROVISIONS. The following provisions of the Separation and Distribution Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section 9.6 to an "Article" or "Section" shall mean Articles or Sections of the Separation and Distribution Agreement, and, except as expressly set forth below, references in the material incorporated herein by reference shall be references to the Separation and Distribution Agreement): Article V (relating to Mutual Releases and Indemnification); Article VIII (relating to Exchange of Information and Confidentiality); Article IX (relating to Arbitration and Dispute Resolution); Article X (relating to Further Assurances and Additional Covenants); Article XI (relating to Termination); and Article XII (relating to Miscellaneous) other than Section 12.2 (relating to Governing Law).

         9.7 GOVERNING LAW. To the extent not preempted by applicable federal law, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York, irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, performance and remedies.

                  IN WITNESS WHEREOF, the parties have caused this Employee Benefits Agreement to be duly executed as of the day and year first above written.

                                   AT&T CORP.

                                        By: /s/

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                                      Name:
                                     Title:

                                   LUCENT TECHNOLOGIES INC.

                                        By: /s/

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                                      Name:
                                     Title: